[EXECUTION COPY]

____________________________________________________________

RYANAIR HOLDINGS PLC

AND

THE BANK OF NEW YORK,

As Depositary

AND

HOLDERS OF AMERICAN DEPOSITARY SHARES

Deposit Agreement

Dated as of May 29, 1997

As Amended and Restated as of February 28, 2000

As Amended and Restated as of May 16, 2001

As Amended and Restated as of February 12, 2007

____________________________________________________________

ARTICLE 1.

DEFINITIONS

SECTION 1.01.

AMERICAN DEPOSITARY SHARES.

SECTION 1.02.

ARTICLES.

SECTION 1.03.

COMMISSION.

SECTION 1.04.

CONSULTATION.

SECTION 1.05.

CUSTODIAN.

SECTION 1.06.

DELIVER; SURRENDER.

SECTION 1.07.

DEPOSIT AGREEMENT.

SECTION 1.08.

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.09.

DEPOSITED SECURITIES.

SECTION 1.10.

DIRECTORS.

SECTION 1.11.

DOLLARS.

SECTION 1.12.

EURO; EURO CENTS.

SECTION 1.13.

FOREIGN REGISTRAR.

SECTION 1.14.

HOLDER.

SECTION 1.15.

ISSUER.

SECTION 1.16.

NATIONALITY DECLARATION.

SECTION 1.17.

PRE-RELEASE.

SECTION 1.18.

RECEIPTS.

SECTION 1.19.

REGISTRAR.

SECTION 1.20.

SECURITIES ACT OF 1933.

SECTION 1.21.

SECURITIES EXCHANGE ACT OF 1934.

SECTION 1.22.

SHARES.

SECTION 1.23.

STAMP TAXES.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01.

FORM OF RECEIPTS; REGISTRATION AND TRANSFERABILITY OF AMERICAN DEPOSITARY SHARES.

SECTION 2.02.

DEPOSIT OF SHARES.

SECTION 2.03.

DELIVERY OF AMERICAN DEPOSITARY SHARES.

SECTION 2.04.

REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY SHARES; COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY SHARES.

SECTION 2.05.

SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES.

SECTION 2.06.

LIMITATIONS ON DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES.

SECTION 2.07.

LOST RECEIPTS, ETC.

SECTION 2.08.

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.09.

PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

SECTION 2.10.

EUROPEAN UNION HOLDERS.

SECTION 2.11.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.02.

LIABILITY OF HOLDER FOR TAXES.

SECTION 3.03.

WARRANTIES ON DEPOSIT OF SHARES.

SECTION 3.04.

RESTRICTIONS UPON OWNERSHIP.

SECTION 3.05.

DISCLOSURE OF INTERESTS.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01.

CASH DISTRIBUTIONS.

SECTION 4.02.

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.03.

DISTRIBUTIONS IN SHARES.

SECTION 4.04.

RIGHTS.

SECTION 4.05.

DIVIDENDS IN CASH OR SHARES.

SECTION 4.06.

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.07.

FIXING OF RECORD DATE.

SECTION 4.08.

VOTING OF DEPOSITED SECURITIES.

SECTION 4.09.

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.10.

REPORTS.

SECTION 4.11.

LISTS OF HOLDERS.

SECTION 4.12.

WITHHOLDING.

SECTION 4.13.

AVAILABLE INFORMATION.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER

SECTION 5.01.

MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY.

SECTION 5.02.

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE ISSUER.

SECTION 5.03.

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

SECTION 5.04.

RESIGNATION AND REMOVAL OF THE DEPOSITARY.

SECTION 5.05.

THE CUSTODIAN.

SECTION 5.06.

NOTICES AND REPORTS.

SECTION 5.07.

ISSUANCE OF ADDITIONAL SHARES, ETC.

SECTION 5.08.

INDEMNIFICATION.

SECTION 5.09.

CHARGES OF DEPOSITARY.

SECTION 5.10.

RETENTION OF DEPOSITARY DOCUMENTS.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01.

AMENDMENT.

SECTION 6.02.

TERMINATION.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01.

COUNTERPARTS.

SECTION 7.02.

NO THIRD PARTY BENEFICIARIES.

SECTION 7.03.

SEVERABILITY.

SECTION 7.04.

HOLDERS AS PARTIES; BINDING EFFECT.

SECTION 7.05.

NOTICES.

SECTION 7.06.

GOVERNING LAW.

SECTION 7.07.

PROHIBITION OF ASSIGNMENT.

SECTION 7.08.

COMPLIANCE WITH U.S. SECURITIES LAWS.

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT dated as of May 29, 1997, as amended and restated as of February 28, 2000, as amended and restated as of May 16, 2001, and as further amended and restated as of February 12, 2007 among RYANAIR HOLDINGS PLC, a corporation organized and existing under the laws of the Republic of Ireland (herein called the Issuer), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all holders from time to time of American Depositary Shares issued hereunder (herein called the Holders).

W I T N E S S E T H :

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01.

American Depositary Shares.

The term "American Depositary Shares" shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities.  American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated American Depositary Shares.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon the Deposited Securities covered by Section 4.03 or a change in such Deposited Securities covered by Section 4.09 with respect to which additional American Depositary Shares are not delivered, and thereafter the American Depositary Shares shall represent rights to receive the kind and amount of such Deposited Securities specified in or pursuant to such Sections.

SECTION 1.02.

Articles.

The term "Articles" means the Memorandum and Articles of Association of the Issuer, as from time to time amended or supplemented.  A copy of the Articles, as in effect on the date of this Deposit Agreement, is annexed hereto as Exhibit B-1.

SECTION 1.03.

Commission.

The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.04.

Consultation.

The term "consultation" shall include within its meaning the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Issuer reasonably believed by the Depositary to be empowered by the Issuer to engage in such discussion on behalf of the Issuer.

SECTION 1.05.

Custodian.

The term "Custodian" shall mean the Dublin, Ireland offices of the Bank of Ireland, as agent of the Depositary for the purposes of this Deposit Agreement, and any other entity, firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

SECTION 1.06.

Deliver; Surrender.

(a)

The term “deliver”, or its noun form, when used with respect to Shares or Deposited Securities, shall mean effecting one or more entries in an account or accounts maintained by an institution authorized under applicable law to effect transfers of such securities in the name of the person entitled to that delivery.

(b)

The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to an account or accounts at The Depository Trust Company (“DTC”) designated by the person entitled to such delivery, (ii) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person or (iii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and whereupon mailing will be made to that person of a statement confirming that registration.

(c)

The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares or (iii) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt.

SECTION 1.07.

Deposit Agreement.

The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.08.

Depositary; Corporate Trust Office.

The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor, assign or transferee as depositary hereunder appointed or acting in accordance with Section 5.04 or Section 7.07 hereunder.  The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

SECTION 1.09.

Deposited Securities.

The term "Deposited Securities" as of any time shall mean the Shares at such time deposited or deemed to be deposited (including as contemplated by Section 2.09) under this Deposit Agreement, including without limitation Shares that have not been successfully withdrawn or delivered upon surrender of American Depositary Shares or Receipts, and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.06.

SECTION 1.10.

Directors.

The term "Directors" shall mean the directors from time to time of the Issuer.

SECTION 1.11.

Dollars.

The term "Dollars" shall mean the lawful currency for the time being of the United States of America.

SECTION 1.12.

Euro; Euro cents.

The terms “Euro” and “Euro cents” shall mean the common currency of the participating member countries in the European Monetary Union.

SECTION 1.13.

Foreign Registrar.

The term "Foreign Registrar" shall mean the Registration Department of the Bank of Ireland, which is the entity that is appointed by the Issuer to carry out the duties of registrar for the Shares or any successor as registrar for the Shares, and any other appointed agent of the Issuer for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.14.

Holder.

The term "Holder" shall mean the person or persons in whose name American Depositary Shares are registered on the books of the Depositary maintained for such purpose.

SECTION 1.15.

Issuer.

The term "Issuer" shall mean Ryanair Holdings plc, incorporated under the laws of the Republic of Ireland, and its successors.

SECTION 1.16.

Nationality Declaration.

The term "Nationality Declaration" shall mean a declaration of nationality in the form, as of the date of this Deposit Agreement, annexed hereto as Exhibit B-2.

SECTION 1.17.

Pre-Release.

The term "Pre-Release" shall have the meaning set forth in Section 2.09 hereof.

SECTION 1.18.

Receipts.

The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.19.

Registrar.

The term "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register American Depositary Shares and transfers, surrenders and cancellations of American Depositary Shares as herein provided and shall include any co-registrar appointed by the Depositary.

SECTION 1.20.

Securities Act of 1933.

The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.21.

Securities Exchange Act of 1934.

The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.22.

Shares.

The term "Shares" shall mean Ordinary Shares in registered form of the Issuer, heretofore validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares were validly exercised or waived or hereafter validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares will have been validly exercised or waived.

SECTION 1.23.

Stamp Taxes.

The term "Stamp Taxes" shall mean, as the context may require, (a) any stamp duty reserve tax imposed by the Stamp Act, 1891 and subsequent Finance Acts of the Republic of Ireland (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, (b) any stamp duty imposed by the Stamp Act, 1891 and subsequent Finance Acts of the Republic of Ireland (or any statutory modification or reenactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of, or otherwise pursuant to the terms of, this Deposit Agreement, or (c) both of them.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01.

Form of Receipts; Registration and Transferability of American Depositary Shares.

Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed pursuant to Section 5.01, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.   The Depositary shall maintain books on which (i) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (ii) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered.  The Depositary shall provide such information regarding the transfer of American Depositary Shares and entries made by it in such books as the Issuer shall require from time to time in such format as the Issuer shall reasonably require.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary or the Registrar who was at the time such signature was effected a proper signatory of the Depositary or the Registrar shall bind the Depositary or the Registrar or co-registrar as the case may be, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Depositary or the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or the Articles as may be required by the Depositary or the Issuer or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of New York.  American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Holder of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to any distribution of dividends or other distributions (including distributions upon the redemption thereof) or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.02.

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive such Shares may be deposited by any person by delivery thereof to the Custodian hereunder, accompanied by any appropriate certificate, instrument or instructions for transfer, or endorsement, in form satisfactory to the Depositary or the Custodian, together with all such certifications, payments (including, without limitation, amounts in respect of any applicable stamp taxes) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary, the Custodian or the Issuer in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposited Shares.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the appropriate body, if any, which is performing the function of governing the regulation of currency exchange under Irish law. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian or its nominee of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name such Shares are or have been recorded may thereafter receive upon or in respect of or upon redemption of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request, risk and expense of any holder of Shares and for the account of such holder, the Depositary may receive certificates for Shares to be deposited, together with the other documents and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to the Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments herein specified, the Custodian shall take action to, as soon as transfer and recordation can be accomplished, present such certificate or certificates or other documents, as applicable, to the Issuer or the Foreign Registrar, if applicable, for registration of, or registration of transfer of, the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee at the cost and expense of the holder of Shares making such deposit.

The Depositary shall refuse to accept deposits reasonably specified by the Issuer in writing from time to time in connection with enforcing the Foreign Interest Limitation (as defined in Section 3.04).

Deposited Securities shall be held by the Depositary or by the Custodian or its nominee for the account and to the order of the Depositary, at such place or places as the Depositary shall determine.

SECTION 2.03.

Delivery of American Depositary Shares.

Upon receipt by any Custodian of any Shares deposited pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, the  number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary by such person or persons of the fee of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes (including, without limitation, amounts in respect of any applicable stamp taxes), duties and other governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04.

Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time, upon any surrender at any of its designated transfer offices of American Depositary Shares, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or pursuant to proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) as the case may be, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall deliver the number of American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of uncertificated American Depositary Shares. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing those American Depositary Shares.

SECTION 2.05.

Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the cancellation of American Depositary Shares as provided in Section 5.09 and payment of all taxes, duties and other governmental charges payable in connection with delivery of Deposited Securities against surrender of American Depositary Shares, and subject to the terms and conditions of this Deposit Agreement,  the Holder of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of such Holder or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions for  transfer to such Holder or pursuant to proper delivery instructions and (b) any other securities, property and cash to which such Holder is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.02 in respect of such American Depositary Shares to such Holder or such person or person as instructed.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the Dublin office of such Custodian, subject to Sections 2.06, 3.01 and 3.02, 3.04 and 3.05 and pursuant to the other terms and conditions of this Deposit Agreement and the Articles, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities at the time represented by the surrendered American Depositary Shares, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash, dividends, distributions or rights with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any such cash, dividends, distributions or rights, which may at the time be held by the Depositary.

Subject to Section 4.04 hereof, at the request, risk and expense of any Holder so surrendering American Depositary Shares, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash, rights or other property comprising, and forward any certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares (evidenced by such Receipt, if applicable) to the Depositary for delivery at the Corporate Trust Office of the Depositary for the account of such Holder.  Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

The Articles provide that the Directors will not register any person (other than the Depositary and certain other persons specified in the Articles) as a holder of a Share unless such person has furnished to the Directors a Nationality Declaration stating (i) the name and nationality of any person which has an Interest (as defined in the Articles) in such Share and (if such declaration or the Directors so require) the nature and extent of the Interests of each such person or (ii) such other information as the Directors may from time to time determine.  Any person who withdraws Shares and does not submit to the Foreign Registrar a Nationality Declaration will be deemed to have appointed the Foreign Registrar to act as his or her attorney-in-fact and to complete the Nationality Declaration on behalf of such person designating such Shares being withdrawn as being held by a person who is an Affected Holder (as defined in the Articles).

The Depositary and the Custodian shall not be liable or responsible for the failure of any person to submit a Nationality Declaration in connection with the cancellation of American Depositary Shares and the withdrawal of Shares.

Except as otherwise expressly permitted by this Deposit Agreement, neither the Depositary nor the Custodian shall deliver Deposited Securities, by physical delivery, book entry or otherwise, or otherwise permit Deposited Securities to be withdrawn from the facility created hereby, except upon the receipt and cancellation of the relevant American Depositary Shares.

SECTION 2.06.

Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the delivery, registration, registration of transfer, split-up, combination or surrender of any American Depositary Share or transfer or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable Stamp Taxes) and any stock transfer or registration fee paid by it with respect thereto (including any such tax, duty or charge and fee with respect to Shares being deposited or withdrawn or to the American Depositary Shares being delivered) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.08.

The delivery of American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of American Depositary Sharers in particular instances may be refused, or the registration of transfer or surrender of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of relevant law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, Articles, or any securities exchange on which the American Depositary Shares or Shares are listed or for any other reason, subject to the provisions of the following sentence and of Section 7.08 hereof.  Notwithstanding any other provision of this Deposit Agreement and of the Receipts, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Irish, European Union, U.S. or other applicable foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions from the Issuer requesting that the Depositary not accept for deposit hereunder any Shares identified in such instructions in order to facilitate the Issuer's compliance with the U.S. securities laws.

SECTION 2.07.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled seven years after such cancellation.

SECTION 2.09.

Pre-Release of American Depositary Shares.

The Depositary may deliver American Depositary Shares against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such delivery of American Depositary Shares will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 ("Pre-Release").  The Depositary may, pursuant to Section 2.05, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom American Depositary Shares are to  be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.

European Union Holders.

In the event a person or entity having or proposing to have an interest in American Depositary Shares does not wish to be treated as an Affected Holder within the meaning of Section 3.04, such person or entity may, in accordance with Section 3.04(h), contact the Depositary and request from the Depositary a copy of the Nationality Declaration.  Subject to the terms of the Articles, upon (i) submission by such person or entity to the Depositary of a completed and executed Nationality Declaration, (ii) the completion of any steps pursuant to the terms of this Deposit Agreement as may be necessary to cause such American Depositary Shares registered in the name of such person or entity, and (iii) the Directors' satisfaction that such person is not an Affected Holder (as defined in the Articles), such person or entity will not be treated as an Affected Holder within the meaning of Section 3.04.

The Depositary shall promptly send to the Issuer copies of such completed and executed Nationality Declaration received by it hereunder.

SECTION 2.11.

DTC Direct Registration System and Profile Modification System.

(a)

Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Holder of American Depositary Shares may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of legal or beneficial ownership or other information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Issuer or Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such American Depositary Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made. Each Holder and beneficial owner agrees to provide any information requested by the Issuer or the Depositary pursuant to this Section 3.01.  Copies of any such proofs of citizenship or residence, exchange control approval, legal or beneficial ownership which the Depositary receives shall be provided by the Depositary to the Issuer upon the Issuer's written request.

SECTION 3.02.

Liability of Holder for Taxes.

If any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) or expense shall become payable by the Depositary or the Custodian or its nominee with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax, duty or other governmental charge or expense shall be payable by the Holder of such American Depositary Shares to the Depositary.  The Depositary may refuse to effect registration of any transfer or surrender of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any cash dividends or other cash distributions in respect of such Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such cash dividends or other cash distributions or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), and the Holder of such American Depositary Shares shall remain liable for any deficiency.

SECTION 3.03.

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and that any preemptive rights of the holders of outstanding Shares were validly waived or exercised and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent (i) that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person does not and will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

SECTION 3.04.

Restrictions upon Ownership.

(a)

Each Holder acknowledges and agrees (i) that each American Depositary Share, and the terms upon which it is held by such Holder, are subject to the Articles, (ii) that (except as otherwise provided in the Articles) such Holder's American Depositary Shares represent an Interest (as defined in the Articles) in the Shares underlying such American Depositary Shares, (iii) that so long as the Articles provide a means by which the Issuer or the Directors may, in accordance with the Articles, limit the extent to which Affected Holders (as defined in the Articles and including, without limitation, non-European Union nationals) may have Interests in the Shares and the exercise of rights by Affected Holders in relation to Shares (the "Foreign Interest Limitation"), such Holder will be bound by the Foreign Interest Limitation (and all related provisions of the Articles) and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder (including, without limitation, making provision for the withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder's American Depositary Shares and/or the forced sale of all or part of such Shares or the Interests held therein (including Interests held through American Depositary Shares) if a sufficient disposal or disposals of Shares or of Interests therein has not been made to the Directors' satisfaction within 21 days (or such longer period as the Directors consider reasonable) after service upon the Depositary (or its nominee), the Custodian (or its nominee) or the Holder of a notice requiring such disposal) or against other Holders or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies with its knowledge that is requested by the Issuer under statutory provisions of Irish law or the Articles, which may include, without limitation, information as to the capacity in which such Holder holds American Depositary Shares and the nature and extent of the Interests of such Holder or other persons in the Shares underlying such Holder's American Depositary Shares and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles relating to the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act in good faith, be under no liability to the Issuer or to any other person in acting or not taking action under or pursuant to such provisions of the Articles or for any erroneous determination made by them in exercise of their powers under such provisions.

(b)

If the Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a Restricted Share Notice (as defined in the Articles) from the Issuer or the Directors informing the Depositary that:

(i)

a specified Holder or Holders (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Affected Holders (as defined in the Articles) or are believed or are deemed to be Holders through which an Affected Holder or Holders have Interests in relation to any Shares specified in the Restricted Share Notice; and/or

(ii)

the Directors believe that each Relevant Holder or the Affected Holder or Holders believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested in a specified number of such Shares, paragraph (d) of this Section shall apply.  The Issuer need not include in a Restricted Share Notice the information described in clause (ii) of this paragraph (b).  If the Restricted Share Notice does not include such information, the Depositary shall assume for the purposes of paragraph (d) of this Section that each Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of this paragraph (b) are or are deemed to be interested in that number of the Shares that bears the same ratio to the total number of Shares specified in such Restricted Share Notice as the number of such Relevant Holder's American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Restricted Share Notice.

(c)

"Relevant Receipt" means a Receipt evidencing the Shares in which a Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of paragraph (b) are believed or deemed to have Interests for purposes of this Section.

(d)

Following the receipt of a Restricted Share Notice, the Depositary shall, if the Restricted Share Notice requires such action,

(i)

refuse to register any transfer of a Relevant Receipt until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt;

(ii)

not exercise the voting rights attaching to a Relevant Receipt to the extent that the voting rights (as well as the rights to attend and vote at general meetings) attaching to the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Restricted Share Notice until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt; and

(iii)

give notice to each Relevant Holder specified therein of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of this Section.

If the Depositary at any time receives a further notice from the Issuer or the Directors modifying such Restricted Share Notice, the Depositary shall take action in accordance with such modified Restricted Share Notice from and after the receipt of such notice by the Depositary.

(e)

If the Restricted Share Notice in respect of a Relevant Receipt so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Restricted Share Notice by the Depositary (or any longer period specified in the Restricted Share Notice) make a disposal or disposals of or of Interests in the Relevant Receipt or underlying Shares to the Directors' satisfaction such that no Affected Holder has an Interest in the Relevant Receipt or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Restricted Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant Receipt may be sold by the Directors pursuant to the Articles and (B) if any such sale is made, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Shares, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares in the manner set forth in Section 2.05.

(f)

If the Depositary (of the Custodian or any nominee of the Custodian) receives a Restricted Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall:

(i)

apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and

(ii)

give notice to all Holders of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Restricted Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Sections 4.01 and 4.09.

(g)

Each Holder acknowledges and agrees that the Issuer or the Directors are also empowered by the Articles (i) to serve a Restricted Share Notice on it to the effect that such Holder must make a disposal or disposals of or Interests in American Depositary Shares held by it (or of the underlying Shares) in the manner described in paragraph (e) and (ii) to refuse to register a transfer of Shares in respect of which a Restricted Share Notice has been served if Affected Holders would continue to have an Interest or Interests in such Shares following such transfer.

(h)

Each Holder acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying American Depositary Shares  are Shares in which Affected Holders have Interests, unless the contrary is established to the Directors' satisfaction.  Each Holder who does not wish to be treated as an Affected Holder must complete and submit a Nationality Declaration available upon request from the Depositary and initially in the form of Exhibit B-2 annexed hereto and otherwise comply with the terms of Section 2.10.  Without prejudice to the foregoing, each Holder agrees that the Directors are entitled to assume, unless the contrary is established to the Directors' satisfaction, that each Holder with a registered address in the United States is or holds on behalf of a United States national and that each Holder with a registered address in Canada is or holds on behalf of a Canadian national.

(i)

At the Issuer's expense, the Depositary will forward to Holders or to the Issuer, as the case may be, communications relating to the application of the provisions of this Section 3.04.  Holders seeking to communicate with the Issuer or its Directors on matters relating to the application of the provisions of this Section 3.04 may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

(j)

Subject to Sections 5.02 and 5.03, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations under this Section 3.04.

SECTION 3.05.

Disclosure of Interests.

(a)

Notwithstanding any other provision of this Deposit Agreement, the Articles or applicable Irish law, each Holder agrees to be bound by and subject to applicable provisions of the Irish Companies Act, 1990, the Articles and regulations governing shares quoted on the official list of the Irish Stock Exchange Limited (the "Irish Stock Exchange") summarized below, in each case as in effect on the date hereof, to the same extent as if such Holder held Shares directly. Each Holder agrees to comply with requests from the Issuer or the Depositary made under the Irish Companies Act, 1990, the Articles or regulations governing shares quoted on the official list of the Irish Stock Exchange to provide information, inter alia, as to the capacity in which such Holder owns American Depositary Shares and regarding the identity of any other person interested (as defined in the Irish Companies Act, 1990) in such American Depositary Shares and the nature of such interest.  The Issuer has informed the Depositary that the following information is accurate, as of the date hereof, as the Depositary has made no independent investigation regarding such information.

Sections 67 to 79 of the Irish Companies Act, 1990 provide that a person (including a company and other legal entities) that acquires an interest of 5 per cent or more of any class of shares (including through American Depositary Shares) that comprise part of a public company's "relevant share capital" (i.e., the Issuer's issued share capital carrying the right to vote in all circumstances at a general meeting of the Issuer) is required to notify the company in writing in a prescribed manner of its interest within five days following the day on which the obligation arises.  After the 5 per cent level is exceeded, similar notifications must be made in respect of any change in such person's interest following which the percentage level of the interest previously notified has changed until after, if ever, the percentage level drops below 5 per cent.  Fractional numbers are rounded down for the purposes of establishing changes in percentage levels.  Failure to notify punctually and properly is an offense.  Additionally, in the case of a failure to notify the acquisition of an interest, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest.  Application may be made to the Irish High Court to remove this restriction, and if the court is satisfied that the failure to notify was accidental or due to inadvertence, or some other sufficient cause, or that it is just and equitable to grant relief then the court may grant such relief as it sees fit.

For purposes of such notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (ii) that person is entitled to exercise or to control one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 73 of the Irish Companies Act, 1990.  A concert party agreement is one which provides for one or more parties to acquire interests in the relevant share capital of a particular public company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement.  An interest in the company's shares must also in fact be acquired by any of the parties pursuant to the agreement.  The agreement must be legally binding or involve mutuality.

Furthermore, if a person acquires or disposes of voting shares in a company and such shares are quoted on the official list of the Irish Stock Exchange (as will be the case with the Shares) such person must notify the Irish Stock Exchange if his or her percentage interest in such shares, following such acquisition or disposal, equals, exceeds or falls below the following percentages: 10%, 25%, 50% and 75%.  Notification must be made in the prescribed manner within five business days.  If any person fails to notify the Irish Stock Exchange within the time allowed, any stockbroker who knows of the circumstances must make the notification and the Irish Stock Exchange is required to notify the default to the Director of Public Prosecutions in Ireland.  The sanctions referred to above for failure to notify in compliance with Sections 67 to 79 of the Irish Companies Act, 1990, will equally apply to failure to notify in this regard.

In addition, Section 81 of the Irish Companies Act, 1990 provides that a public company may by written notice require a person whom the company knows, or has reasonable cause to believe, to be or to have been, at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, he may be required to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

Where notice is served by the Issuer under the foregoing provisions on a person who is or was interested in the Shares and that person fails to give the Issuer any information required by the notice within such time as is specified in the notice, the Issuer may apply to the Irish court for an order directing that the Shares in questions be subject to restrictions prohibiting, among other things, (i) any transfer of those Shares, (ii) the exercise of the voting rights in respect of such Shares, (iii) the taking up of rights in respect of such Shares, and (iv) other than in liquidation, payments in respect of such Shares.  If the information requested in the notice is not provided, the Articles also enable the service of a restriction notice (as described below) imposing sanctions on the shareholder without the need for court involvement.

A person who fails to fulfill the obligations imposed by Section 81 of the Irish Companies Act, 1990 described above may be subject to criminal penalties.

The Directors also have the power, pursuant to the Articles, to serve a notice (a "Disclosure Notice") on any shareholder, or any other person appearing to be interested in issued Shares, requiring such person to disclose to the Issuer such information as they shall require relating to the ownership of any interest in such Shares as lies within the knowledge of the relevant person.  This can include information which the Issuer is entitled to seek pursuant to Section 81 of the Irish Companies Act, 1990 or any other information which the Directors require in order to determine whether any Shares are Affected Shares (as described in Section 3.04) or whether it is necessary to take steps to protect any License (as defined in the Articles).

If a shareholder, or a person appearing to be interested in Shares held by such shareholder, has been duly served with a notice under Section 81 of the Irish Companies Act, 1990 or a Disclosure Notice requesting information pursuant to the Articles and is in default in supplying the Issuer with the information thereby required, the Issuer may serve a further notice (a "Restriction Notice") on that shareholder.  After the expiration of 14 days from the date of service of the Restriction Notice and for so long as the Restriction Notice remains in effect, no holder or holders of the relevant shares shall be entitled to attend, speak or vote at any general meeting, either in person or by proxy.  In addition, where the relevant shares represent 0.25% of the total number of the issued shares of the class of shares concerned the Restriction Notice may also direct that any dividend or other money which would otherwise be payable on such shares shall be retained by the Issuer without liability to pay interest and no transfer of shares by the shareholder (unless such transfer is an arm's length sale) or any renunciation of or any allotment of new shares or debentures made in respect thereof shall be registered.

(b)

At the request of the Issuer and at the Issuer's expense, the Depositary shall forward to any Holder any request by the Issuer for information or any other communications relating to the application of the provisions summarized in this Section 3.05.  Holders seeking to communicate with the Issuer or the Directors on matters relating to the application of the provisions summarized in this Section 3.05 may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

If the Issuer requests information from the Depositary or the Custodian, as the Holders of Shares, pursuant to the Articles and the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

ARTICLE 4.

THE DEPOSITED SECURITIES

SECTION 4.01.

Cash Distributions.

(a)

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities in a currency other than Dollars, the Depositary shall, subject to the provisions of Section 4.06, promptly convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09, if applicable), to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Holder of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of American Depositary Shares then outstanding.  The Issuer or its agent will remit to the appropriate governmental agency in Ireland all amounts withheld by the Issuer and owing to such agency.  The Depositary or its agents will remit to the appropriate governmental authority or agency in Ireland all amounts required to be withheld by the Depositary and owing to such agency.  The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Holders.

(b)

A failure by a Holder to comply with the provisions outlined in Section 3.05 may result in retention by the Issuer of the dividends otherwise payable on the American Depositary Shares held by that Holder and the rights described in this Section 4.01 to receive dividends payable on Deposited Securities underlying such American Depositary Shares.

SECTION 4.02.

Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Section 4.12 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall cause the securities or property received by it to be distributed promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that securities that have been distributed must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after consultation with the Issuer, deems such distribution not to be feasible, the Depositary may adopt, with the Issuer's approval, which approval shall not be unreasonably withheld, such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of any securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.03.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, deliver promptly to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.12 and the payment of the fees of the Depositary as provided in Section 5.09.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04.

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer and subject to the terms of the rights and all applicable legislation and regulations and the Articles, have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of such Holders and making the net proceeds as promptly as practicable available in Dollars to such Holders (subject to the provisions of this Deposit Agreement) or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly, to the Holders entitled thereto, warrants or other instruments therefor in such form as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Issuer, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate, subject to the other terms and conditions of this Deposit Agreement, the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any American Depositary Share or otherwise.

If registration under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Issuer to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer any such rights to Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to the Holders of such American Depositary Shares are exempt from or not subject to registration under the provisions of such Act.  Nothing in this Section 4.04 or elsewhere in this Deposit Agreement shall create, or be construed to create, any obligation on the part of the Issuer to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the American Depositary Shares.

SECTION 4.05.

Dividends in Cash or Shares.

Whenever the Depositary shall receive notice from the Issuer of the declaration of a dividend or other distribution on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall, upon the written request of the Issuer and subject to Section 5.07, mail to the Holders a notice, the form of which shall be in the discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Issuer and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provisions of law, including any applicable provisions of Irish law, the Articles of the Issuer or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Holder elects to receive such dividend or distribution.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03, respectively, to the Holders entitled thereto.  If the Depositary does not receive timely instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's American Depositary Shares and shall distribute such Shares or cash so received, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

SECTION 4.06.

Conversion of Foreign Currency.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, after consultation with the Issuer, promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary (in each case after consultation with the Issuer), the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

SECTION 4.07.

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Issuer, fix a record date, which date shall, to the extent practicable, be the same record date fixed by the Issuer (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution, or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  The Depositary will use its best efforts to fix a record date that will coincide with the record date fixed by the Issuer; however, if a coinciding record date is not practicable, the Depositary will fix a record date as near as practicable to the record date set by the Issuer.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to give voting instructions and to act in respect of any other such matter in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.08.

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter and to the extent permitted by applicable laws, mail to the Holders a notice, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles and the terms of issue of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Issuer.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instruction.  If no instructions are received by the Depositary from any holder with respect to any of the Deposited Securities represented by the American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have  instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  In accordance with the Articles and Irish law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Issuer's request for information of the nature referred to in Section 3.05 may result inter alia, in withdrawal of the voting rights of the Shares underlying the American Depositary Shares held by that Holder and consequently of the rights described in this Section 4.08 to direct the voting of Deposited Securities underlying such American Depositary Shares.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

SECTION 4.09.

Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of such Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares theretofore representing the Deposited Securities in respect of which such securities are received shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may with the approval of the Issuer, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

SECTION 4.10.

Reports.

The Depositary shall make available for inspection by Holders, at its Corporate Trust Office and at any other designated transfer offices any reports and communications, including any proxy material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also send to the Holders copies of such reports when furnished by the Issuer pursuant to Section 5.06.

SECTION 4.11.

Lists of Holders.

Promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of a date specified by the Issuer, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.12.

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, duties or other governmental charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or other governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.13.

Available Information.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission.  Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.W., Washington, D.C. 20549.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER

SECTION 5.01.

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Holders and the Issuer, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement, the Articles or the American Depositary Shares.

The Depositary may subject to Section 2.06 close the transfer books with respect to the Receipts (a) at any time or from time to time, after consultation with the Issuer, when deemed expedient by it in connection with the performance of its duties hereunder, or (b) at the request of the Issuer, subject in all cases to Section 7.08 hereof.

If any American Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars, with the written consent of the Issuer, for registration of such American Depositary Shares in accordance with any requirements of such exchange or exchanges.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Issuer; provided, that the appointment of any such Registrar or co-registrar shall in no way relieve the Depositary of its obligations under this Deposit Agreement to the Holders or the Issuer.

The Depositary, upon the request or with the approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of American Depositary Shares at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Issuer and substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  Each Registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a co-transfer agent may (and shall, if so instructed by the Depositary or the Issuer) require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.  Any appointment of one or more co-transfer agents shall in no way relieve the Depositary of its obligations to the Issuer or the Holders under this Deposit Agreement.

The Issuer shall have the right to inspect transfer and registration records of the Depositary relating to American Depositary Shares, to take copies thereof and to require the Depositary, the Registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may request.

SECTION 5.02.

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, if by reason of any provision of any present or future law or regulation of the United States, Ireland or the European Union or any other provision of applicable law, or by reason of any requirement, direction or applicable rule, law or regulation of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles or any of the Deposited Securities, or by reason of any act of God or war or other circumstances beyond the control of either of them, the Depositary or the Issuer shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or their respective directors, employees, agents or affiliates  incur any liability to any Holder by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03.

Obligations of the Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

The Depositary undertakes that it shall not (i) sell Deposited Securities held by it as Depositary, or (ii) deliver Deposited Securities, except as expressly contemplated in the Deposit Agreement.  The Depositary undertakes that it shall not pledge, charge, mortgage or create or allow to subsist any other form of encumbrance over or security interest in the Deposited Securities of the Issuer held by it as Depositary.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability (other than any action, suit or proceedings brought by either party against the other relating to this Deposit Agreement), unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or nonaction is in good faith.

The appointment of any Custodian, Registrar, co-registrar, transfer agent or co-transfer agent pursuant to this Deposit Agreement shall in no way relieve the Depositary of its obligations under this Deposit Agreement to Holders or to the Issuer.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04.

Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed as Depositary by the Issuer by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor provided, that such predecessor Depositary shall not be discharged from its obligations to the Issuer under Section 5.08 and such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts, together with copies of such records in relation to the Receipts as the Issuer may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment within 30 days to such Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05.

The Custodian.

The Depositary has appointed the Bank of Ireland as Custodian and agent to the Depositary for the purposes of this Deposit Agreement.  The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it and the Depositary undertakes to procure compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective and the Depositary will notify the Issuer of such resignation.  The Depositary or the Issuer may discharge any Custodian at any time upon notice to the Custodian being discharged.  If, however, upon such notice of resignation or discharge there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice or upon the receipt of any such notice by the Custodian as the case may be, with the consent of the Issuer, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders to do so, it (a) may, with the consent of the Issuer or (b) shall at the Issuer's written request, appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary, the previous Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary and the Issuer.  Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders.

Upon the appointment of any successor Depositary, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but such successor depositary so appointed shall, nevertheless, on the written request of such Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as such agent hereunder of such successor depositary.

SECTION 5.06.

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting at which holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Holders or, at the request of the Issuer, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Issuer may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07.

Issuance of Additional Shares, etc.

The Issuer agrees that it will take all steps reasonably necessary to ensure that no violation by the Issuer of the Securities Act of 1933 (or any applicable state securities law) will result from any issuance of (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities. In the event of such an issuance of additional Shares pursuant to the terms of the preceding sentence, the Issuer shall promptly give notice, pursuant to this Agreement, to the Depositary of the occurrence of such event.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by, controlling or under common control with the Issuer will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless the offering and sale of such Shares is exempt from or not subject to the registration requirements of the Securities Act of 1933.

The Depositary will comply with the reasonable instructions of the Issuer not to accept knowingly for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Issuer's compliance with the securities laws of the United States.

SECTION 5.08.

Indemnification.

(a)

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them or except to the extent that such liability or expense arises out of information relating to the Depositary included in the registration statement on Form F-6 relating to the American Depositary Shares, or omissions of such information, or (ii) by the Issuer or any of its directors, employees, agents and affiliates; provided, however, that such indemnity shall not extend to any taxes, duties and other governmental charges, fees and other expenses of the Depositary, its directors, employees, agents and affiliates and any Custodian that, pursuant to the Deposit Agreement or any supplemental fee or other agreement, are not payable by the Issuer.

(b)

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 hereof.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

(c)

The Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

If any action or claim shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.08, such indemnified party shall, as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such party becomes aware of the same), notify the party against whom indemnity may be sought in writing of such action or claim; and in such circumstances, and also in the event of any action or claim being brought or threatened to be brought against any of the parties hereto, the other parties hereto shall provide, to the party against whom such action or claim is brought or threatened to be brought, such information and assistance as such party shall reasonably request, subject always to the provisions of the indemnity contained in this Section 5.08.  Each party shall to the extent reasonable and practicable in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.08.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.09.

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer in arrears once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

For the benefit of the Depositary and/or the Issuer, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of American Depositary Shares pursuant to Section 4.03), or by Holders, as applicable:  (1) taxes, duties and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.03, 4.03, 4.04 or 4.05 and the surrender of American Depositary Shares pursuant to Section 2.05 or Section 6.02, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to Sections 4.01 through 4.05 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause (6), a fee of $.01 per American Depositary Share (or portion thereof) for depositary services (which fee shall be assessed against Holders on or about March 20th and on or about September 20th by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that the maximum fee charged under this clause (8) shall not exceed $.02 per calendar year, and (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.07 and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in American Depositary Shares.

SECTION 5.10.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.01.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of American Depositary Shares, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding American Depositary Shares, provided that the parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of American Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.02.

Termination.

The Depositary shall at any time at the direction of the Issuer, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all American Depositary Shares then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement upon 90 days notice to the Issuer and the Holders of all American Depositary Shares then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.  On and after the date of termination, the Holder of American Depositary Shares will, upon (a) surrender of those American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes, duties or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Holder of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of two years from the date of termination of this Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account without liability for interest, for the pro rata benefit of the Holders of American Depositary Shares which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08.  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.01.

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Holder during business hours.

SECTION 7.02.

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.

Holders as Parties; Binding Effect.

The Holders shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof, of the Articles, of the Shares and of the Receipts by acceptance thereof.

SECTION 7.05.

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Chief Financial Officer, Ryanair Holdings plc, c/o Ryanair Limited, Corporate Head Office, Dublin Airport, County Dublin, Ireland or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Issuer of New York, 101 Barclay Street, New York, New York 10286, Attention:  American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for American Depositary Shares of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Issuer or the Depositary shall be deemed to be effective when received. Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air-courier service.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

SECTION 7.07.

Prohibition of Assignment.

Neither the Depositary nor any Custodian may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein or with the written consent of the Issuer.

SECTION 7.08.

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, RYANAIR HOLDINGS PLC and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Holders shall become parties hereto upon acceptance by them of American Depositary Shares issued in accordance with the terms hereof.

RYANAIR HOLDINGS PLC

By:______________________

THE BANK OF NEW YORK,

as Depositary

By:______________________

ANNEX A

EXHIBIT A

THE RIGHTS OF HOLDERS OF RECEIPTS TO DIRECT THE VOTING OF

SHARES AND TO RECEIVE CERTAIN DIVIDENDS MAY BE RESTRICTED,

AND HOLDERS MAY BE SUBJECT TO CRIMINAL PENALTIES IN CERTAIN

CASES, AS DESCRIBED IN ARTICLE 23 BELOW

__________________________________

AMERICAN DEPOSITARY SHARES,

(Each American Depositary Share represents five (5) depositary Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT FOR UNITS OF ORDINARY

SHARES OF THE NOMINAL VALUE .635 EURO CENTS EACH OF

RYANAIR HOLDINGS PLC

(A CORPORATION ORGANIZED AND

EXISTING UNDER THE LAWS OF THE REPUBLIC OF IRELAND)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that ___________________________________________, or registered assigns IS THE HOLDER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited units of Ordinary Shares (herein called "Shares") of Ryanair Holdings plc, a corporation organized and existing under the laws of the Republic of Ireland (herein called the "Issuer").  At the date hereof, each American Depositary Share represents five (5) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Dublin, Ireland offices of the Bank of Ireland, (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of May 29, 1997, as amended and restated as of February 28, 2000, as further amended and restated as of May 16, 2001, and as further amended and restated as of February 12, 2007 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement

2.

SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender at the Corporate Trust Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt and payment of all taxes, duties and other governmental charges payable in connection with delivery of Deposited Securities against surrender of Receipts, and subject to the terms and conditions of the Deposit Agreement, the Holder of those American Depositary Shares is entitled to delivery, to him as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares. Delivery of such Deposited Securities may be made by the delivery of (a) certificates or account transfer in the name of the Holder hereof or as ordered by him, with proper endorsement or accompanied by proper instruments or instructions of transfer to such Holder or pursuant to proper delivery instructions and (b) any other securities, property and cash to which such Holder is then entitled together with any transfer or assignment related thereto given pursuant to Section 2.02 of the Deposit Agreement in respect of such American Depositary Shares. Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

The Articles provide that the Directors will not register any person (other than the Depositary and certain other persons specified in the Articles) as a holder of a Share unless such person has furnished to the Directors a Nationality Declaration stating (i) the name and nationality of any person which has an Interest (as defined in the Articles) in such Share and (if such declaration or the Directors so require) the nature and extent of the Interests of each such person or (ii) such other information as the Directors may from time to time determine.  Any person who withdraws Shares and does not submit to the Foreign Registrar a Nationality Declaration will be deemed to have appointed the Foreign Registrar to act as his or her attorney-in-fact and to complete the Nationality Declaration on behalf of such person designating such Shares being withdrawn as being held by a person who is an Affected Holder (as defined in the Articles).

The Depositary and the Custodian shall not be liable or responsible for the failure of any person to submit a Nationality Declaration in connection with the cancellation of American Depositary Shares and the withdrawal of Shares.

Except as otherwise expressly permitted by the Deposit Agreement, neither the Depositary nor the Custodian shall deliver Deposited Securities, by physical delivery, book entry or otherwise, or otherwise permit Deposited Securities to be withdrawn from the facility created by the Deposit Agreement, except upon the receipt and cancellation of the relevant American Depositary Shares.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATION OF RECEIPTS.

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Holder in person or by a duly authorized attorney, upon surrender of those American Depositary Shares at any designated transfer office properly endorsed or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and duly stamped as may be required by applicable law;  provided that the Depositary may close the transfer books, at any time or from time to time, after consultation with the Issuer, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Issuer, subject in all cases to Section 7.08 of the Deposit Agreement and Article 24 hereof.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the Holder of uncertificated American Depositary Shares.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.10 of the Deposit Agreement) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing those American Depositary Shares.  As a condition precedent to the delivery, registration, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or transfer or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares no evidenced by a Receipt of a sum sufficient to reimburse it for any tax, duty or other governmental charge (including, without limitation, amounts in respect of any applicable Stamp Taxes) and any stock transfer or registration fee paid by it with respect thereto (including any such tax, duty or charge and fee with respect to Shares being deposited or withdrawn or to the American Depositary Shares being executed and delivered) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such reasonable regulations, if any, the Depositary may establish consistent with the provisions of the Deposit Agreement.

The delivery of American Depositary Shares against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer or surrender of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of relevant law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, Articles, or any securities exchange on which the American Depositary Shares or Shares are listed, or for any other reason, subject to the provisions of the following sentence and of Section 7.08 of the Deposit Agreement.  Notwithstanding any other provision of the Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any Irish, European Union, U.S. or other applicable foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF HOLDER FOR TAXES.

If any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) or expense shall become payable by the Depositary or the Custodian or its nominee with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares, such tax, duty or other governmental charge or expense shall be payable by the Holder to the Depositary.  The Depositary may refuse to effect registration of any transfer or surrender those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any cash dividends or other cash distributions in respect of such Deposited Securities, or may sell for the account of the Holder any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such cash dividends or other cash distributions or the proceeds of any such sale in payment of any such tax, duty or other governmental charge or expense (and any taxes and expenses arising or incurred as a result of effecting any such sale), and the Holder shall remain liable for any deficiency.

5.

WARRANTIES OF DEPOSITORS.

Every person depositing Shares hereunder and under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, non-assessable, and that any pre-emptive rights of the holders of outstanding Shares were validly waived or exercised and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent (i) that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, restricted securities within the meaning of Rule 144(a)(3) under the Securities Act of 1933 and (ii) that the deposit of such Shares and the sale of American Depositary Shares representing such Shares by that person does not and will not violate the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder of American Depositary Shares may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of legal or such beneficial ownership or other information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Issuer or Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or any Custodian.  The Depositary may withhold the delivery or registration of transfer of American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities pertaining to such American Depositary Shares until such proof or other information is filed or such certificates are executed or such representations and warranties made.  Each Holder and beneficial owner agrees to provide any information requested by the Issuer or the Depositary pursuant to Section 3.1 of the Deposit Agreement.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the appropriate body, if any, which is performing the function of governing the regulation of currency exchange under Irish law.

7.

CHARGES OF DEPOSITARY.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer in arrears once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

For the benefit of the Depositary and/or the Issuer, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the American Depositary Shares or Deposited Securities or delivery of American Depositary Shares pursuant to Section 4.03 of the Deposit Agreement), or by Holders, as applicable: (1) taxes, duties and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Sections 2.03, 4.03, 4.04 or 4.05 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.05 thereof, (7) a fee for the distribution of securities pursuant to Sections 4.02, of the Deposit Agreement, such fee being in an amount equal to the fee for the delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause (6), a fee of $.01 per American Depositary Share (or portion thereof) for depositary services (which fee shall be assessed against Holders on or about March 20th and on or about September 20th by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions); provided, however, that the maximum fee charged under this clause (8) shall not exceed $.02 per calendar year, and (9) any other charges payable by the Depositary, any of the Depositary’s agents, including the Custodian, or the agents of the Depositary’s agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.07 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in American Depositary Shares.

8.

PRE-RELEASE OF SHARES AND RECEIPTS.

The Depositary may deliver American Depositary Shares against the delivery by the Issuer (or any agent of the Issuer recording Share ownership) of rights to receive Shares from the Issuer (or any such agent).  No such delivery of American Depositary Shares will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Issuer to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof, deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the surrender of American Depositary Shares that have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom American Depositary Shares are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the shares or American Depositary Shares to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or American Depositary Shares, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or American Depositary Shares, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or American Depositary Shares, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Issuer, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or American Depositary Shares upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

EUROPEAN UNION HOLDERS.

In the event a person or entity having or proposing to have an interest in American Depositary Shares does not wish to be treated as an Affected Holder within the meaning of Section 3.04 of the Deposit Agreement, such person or entity may, in accordance with Section 3.04(h) of the Deposit Agreement, contact the Depositary and request from the Depositary a copy of the Nationality Declaration.  Subject to the terms of the Articles, upon (i) submission by such person or entity to the Depositary of a completed and executed Nationality Declaration, (ii) the completion of any steps pursuant to the terms of the Deposit Agreement as may be necessary to cause such American Depositary Shares to be evidenced by Receipts registered in the name of such person or entity, and (iii) the Directors' satisfaction that such person is not an Affected Holder (as defined in the Articles), such person or entity will not be treated as an Affected Holder within the meaning of Section 3.04 of the Deposit Agreement.

The Depositary shall promptly send to the Issuer copies of such completed and executed Nationality Declaration received by it under the Deposit Agreement.

10.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Holder of this Receipt by accepting or holding the same consent and agrees that when properly endorsed or accompanied by proper instruments of transfer, is transferable as certificated registered securities under the laws of New York.  American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.  The Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Holder of the American Depositary Shares as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

11.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar or any co-registrar.

12.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders at its Corporate Trust Office any reports and communications, including any proxy material, received from the Issuer which are both (a) received by the Depositary or the Custodian or the nominees of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Issuer pursuant to the Deposit Agreement.

The Depositary will keep books for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Holders and the Issuer, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement, the Articles or the American Depositary Shares or Shares.

The Depositary, upon the request or with the approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of American Depositary Shares at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed by the Depositary upon the request or with the approval of the Issuer and substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  Each Registrar, co-registrar or co-transfer agent appointed under Section 5.01 of the Deposit Agreement shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.  In carrying out its functions, a co-transfer agent may (and shall, if so instructed by the Depositary or the Issuer) require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to American Depositary Sahres and will be entitled to protection and indemnity to the same extent as the Depositary.  Any appointment of one or more co-transfer agents shall in no way relieve the Depositary of its obligations to the Issuer or the Holders under the Deposit Agreement.

13.

DIVIDENDS AND DISTRIBUTIONS.

(a)

Whenever the Depositary receives any cash dividend or other cash distribution by the Issuer on any Deposited Securities in a currency other than Dollars, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert such dividend or distribution into dollars and will distribute the amount thus received (net of the expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement, if applicable), to the Holders of Receipts entitled thereto; provided, however, that in the event that the Issuer or the Depositary is required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

(b)

A failure by a Holder to comply with the provisions outlined in Section 3.05 of the Deposit Agreement may result in retention by the Issuer of the dividends otherwise payable on the American Depositary Shares held by that Holder and the rights described in Section 4.01 of the Deposit Agreement to receive dividends payable on Deposited Securities underlying such American Depositary Shares.

Subject to the provisions of Section 4.12 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed promptly to the Holders of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that, if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary, after consultation with the Issuer, deems such distribution not to be feasible, the Depositary may adopt, with the Issuer's approval (such approval not to be unreasonably withheld), such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of any securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Issuer's approval, and shall if the Issuer shall so request, deliver promptly to the Holders entitled thereto, an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.12 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute as promptly as practicable the net proceeds.  If additional American Depositary Shaes are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charge (including, without limitation, any applicable Stamp Taxes) which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, duties or other governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or other governmental charges to the Holders entitled thereto.

14.

RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Issuer and subject to the terms of the rights and all applicable legislation and regulations and the Articles, have discretion as to the procedure to be followed in making such rights available to Holders or in disposing of such rights on behalf of such Holders and making the net proceeds as promptly as practicable available in Dollars to such Holders (subject to the provisions of the Deposit Agreement) or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Issuer, take action as follows:

(i)

if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute promptly, to the Holders entitled thereto, warrants or other instruments therefor in such form as it may determine, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(ii)

if at the time of the offering of any rights the Depositary determines that it is not lawful and feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion, after consultation with the Issuer, may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate, subject to the other terms and conditions of the Deposit Agreement, the proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise.

If registration under the Securities Act of 1933 is required with respect to the securities to which any rights relate in order for the Issuer to offer such rights to Holders and sell the securities represented by such rights, the Depositary will not offer any such rights to Holders unless and until such a registration statement is in effect, or unless the offering and sale of such securities and such rights to the Holders of such American Depositary Shares are exempt from or not subject to registration under the provisions of such Act.  Nothing in this Article 14 or in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Issuer to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Holders of the American Depositary Shares.

Whenever the Depositary shall receive notice from the Issuer of the declaration of a dividend or other distribution on Deposited Securities payable in Shares or cash at the election of each holder of Shares or, if no such election is made, payable in Shares or in cash as provided in the instruments governing such dividend or other distribution, the Depositary shall, upon the written request of the Issuer and subject to Section 5.07 of the Deposit Agreement, mail to the Holders a notice, the form of which shall be in the discretion of the Depositary, which shall contain (a) such information as is contained in the notice received by the Depositary from the Issuer and (b) a statement that each of the Holders as of the close of business on a specified date will be entitled, subject to any applicable provisions of law, including any applicable provisions of Irish law, the Articles of the Issuer or the instruments governing such dividend or distribution, to instruct the Depositary as to the manner in which such Holder elects to receive such dividend or distribution.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable to make the election in accordance with the instructions set forth in such request, and to distribute cash or Shares, as the case may be, in accordance with the terms of Section 4.01 or Section 4.03 of the Deposit Agreement, respectively, to the Holders entitled thereto.  If the Depositary does not receive timely instructions from any Holder as to such Holder's election, the Depositary shall make no election with respect to the Deposited Securities represented by such Holder's American Depositary Shares and shall distribute such Shares or cash so received, if any, in respect of such Deposited Securities in accordance with the preceding sentence.

15.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed promptly to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall, after consultation with the Issuer, promptly file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto and transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, of if any such approval or license is not obtained within a reasonable period as determined by the Depositary (in each case after consultation with the Issuer), the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

16.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities or whenever for any reason the Depositary gives effect to a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, after consultation with the Issuer, fix a record date, which date shall, to the extent practicable, be the same record date fixed by the Issuer (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

17.

VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer the Depositary shall, as soon as practicable thereafter and to the extent permitted by applicable laws, mail to the Holders a notice, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Articles and the terms of issue of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Issuer.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instruction.  If no instructions are received by the Depositary from any holder with respect to any of the Deposited Securities represented by the American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide such information as promptly as practicable in writing) that (x) the Issuer does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  In accordance with the Articles and Irish law, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Issuer's request for information of the nature referred to in Section 3.05 of the Deposit Agreement may result inter alia, in withdrawal of the voting rights of the Shares underlying the American Depositary Shares held by that Holder and consequently of the rights described in Section 4.08 of the Deposit Agreement to direct the voting of Deposited Securities underlying such American Depositary Shares.

There can be no assurance that Holders generally or any Holder in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

18.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the approval of the Issuer, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

19.

LIABILITY OF THE ISSUER AND DEPOSITARY.

Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, if by reason of any provision of any present or future law or regulation of the United States, Ireland or the European Union or any other provision of applicable law, or by reason of any requirement, direction or applicable rule, law or regulation or any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles or any of the Deposited Securities of the Issuer, or by reason of any act of God or war or other circumstances beyond the control of either of them, the Depositary or the Issuer shall be prevented or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or their respective directors, employees, agents or affiliates incur any liability to any Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Articles.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Issuer nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of American Depositary Shares, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  The Depositary undertakes that it shall not (i) sell Deposited Securities held by it as Depositary, or (ii) deliver Deposited Securities except as expressly contemplated in the Deposit Agreement.  The Depositary undertakes that it shall not pledge, charge, mortgage or create or allow to subsist any other form of encumbrance over or security interest in the Deposited Securities of the Issuer held by it as Depositary.  Neither the Depositary nor the Issuer nor any of their respective directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability (other than any action, suit or proceedings brought by either party against the other relating to the Deposit Agreement), unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Issuer shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any governmental authority, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them except to the extent that such liability or expense arises out of information relating to the Depositary included in the registration statement on Form F-6 relating to the American Depositary Shares, or omissions of such information, or (ii) by the Issuer or any of its directors, employees, agents and affiliates; provided, however, that such indemnity shall not extend to any taxes, duties and other governmental charges, fees and other expenses of the Depositary, its directors, employees, agents and affiliates and any Custodian that, pursuant to the Deposit Agreement or any supplemental fee or other agreement, are not payable by the Issuer.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release (as defined in Section 2.09 of the Deposit Agreement) but only to the extent that any such liability or expense arises in connection with (a) any United States Federal, state or local income tax laws, or (b) the failure of the Depositary to deliver Deposited Securities when required under the terms of Section 2.05 of the Deposit Agreement.  However, the indemnities contained in the preceding paragraph shall apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Issuer expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

No disclaimer of liability under the Securities Act of 1933 is intended by any provisions of the Deposit Agreement.

20.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed as Depositary by the Issuer by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may, with the consent of the Issuer, or shall at the Issuer's written request, appoint a substitute or additional custodian or custodians.

21.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of American Depositary Shares, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding American Depositary Shares, provided that the parties to the Deposit Agreement agree that any amendments which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Every Holder of American Depositary Shares at the time any such amendment so becomes effective shall be deemed, by continuing to hold such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder to surrender such American Depositary Shares and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

22.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Issuer, shall terminate the Deposit Agreement by mailing notice of such termination to the Holders of all American Depositary Shares then outstanding at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement upon 90 days notice to the Issuer and the Holders of all American Depositary Shares then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Holder of American Depositary Shares will, upon (a) surrender of those American Depositary Shares at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes, duties or other governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Holder of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges).  At any time after the expiration of two years from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of American Depositary Shares which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations to the Issuer under Section 5.08 of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

23.

DISCLOSURE OF INTERESTS.

(a)

Notwithstanding any other provision of the Deposit Agreement, the Articles or applicable Irish law, each Holder agrees to be bound by and subject to applicable provisions of the Irish Companies Act, 1990, the Articles and regulations governing shares quoted on the official list of the Irish Stock Exchange Limited (the "Irish Stock Exchange") summarized below, in each case as in effect on the date hereof, to the same extent as if such Holder held Shares directly.  Each Holder agrees to comply with requests from the Issuer or the Depositary made under the Irish Companies Act, 1990, the Articles or regulations governing shares quoted on the official list of the Irish Stock Exchange to provide information, inter alia, as to the capacity in which such Holder owns American Depositary Shares and regarding the identity of any other person interested (as defined in the Irish Companies Act, 1990) in such American Depositary Shares and the nature of such interest. The Issuer has informed the Depositary that the following information is accurate, as of the date hereof, as the Depositary has made no independent investigation regarding such information.

Sections 67 to 79 of the Irish Companies Act, 1990 provide that a person (including a company and other legal entities) that acquires an interest of 5 per cent or more of any class of shares (including through American Depositary Shares) that comprise part of a public company's "relevant share capital" (i.e., the Issuer's issued share capital carrying the right to vote in all circumstances at a general meeting of the Issuer) is required to notify the company in writing in a prescribed manner of its interest within five days following the day on which the obligation arises.  After the 5 per cent level is exceeded, similar notifications must be made in respect of any change in such person's interest following which the percentage level of the interest previously notified has changed until after, if ever, the percentage level drops below 5 per cent.  Fractional numbers are rounded down for the purposes of establishing changes in percentage levels.  Failure to notify punctually and properly is an offense.  Additionally, in the case of a failure to notify the acquisition of an interest, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest.  Application may be made to the Irish High Court to remove this restriction, and if the court is satisfied that the failure to notify was accidental or due to inadvertence, or some other sufficient cause, or that it is just and equitable to grant relief then the court may grant such relief as it sees fit.

For purposes of such notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (ii) that person is entitled to exercise or to control one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 73 of the Irish Companies Act, 1990.  A concert party agreement is one which provides for one or more parties to acquire interests in the relevant share capital of a particular public company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement.  An interest in the company's shares must also in fact be acquired by any of the parties pursuant to the agreement.  The agreement must be legally binding or involve mutuality.

Furthermore, if a person acquires or disposes of voting shares in a company and such shares are quoted on the official list of the Irish Stock Exchange (as will be the case with the Shares) such person must notify the Irish Stock Exchange if his or her percentage interest in such shares, following such acquisition or disposal, equals, exceeds or falls below the following percentages: 10%, 25%, 50% and 75%.  Notification must be made in the prescribed manner within five business days.  If any person fails to notify the Irish Stock Exchange within the time allowed, any stockbroker who knows of the circumstances must make the notification and the Irish Stock Exchange is required to notify the default to the Director of Public Prosecutions in Ireland.  The sanctions referred to above for failure to notify in compliance with Sections 67 to 79 of the Irish Companies Act, 1990, will equally apply to failure to notify in this regard.

In addition, Section 81 of the Irish Companies Act, 1990 provides that a public company may by written notice require a person whom the company knows, or has reasonable cause to believe, to be or to have been, at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, he may be required to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

Where notice is served by the Issuer under the foregoing provisions on a person who is or was interested in the Shares and that person fails to give the Issuer any information required by the notice within such time as is specified in the notice, the Issuer may apply to the Irish court for an order directing that the Shares in questions be subject to restrictions prohibiting, among other things, (i) any transfer of those Shares, (ii) the exercise of the voting rights in respect of such Shares, (iii) the taking up of rights in respect of such Shares, and (iv) other than in liquidation, payments in respect of such Shares.  If the information requested in the notice is not provided, the Articles also enable the service of a restriction notice (as described below) imposing sanctions on the shareholder without the need for court involvement.

A person who fails to fulfill the obligations imposed by Section 81 of the Irish Companies Act, 1990 described above may be subject to criminal penalties.

he Directors also have the power, pursuant to the Articles, to serve a notice (a "Disclosure Notice") on any shareholder, or any other person appearing to be interested in issued Shares, requiring such person to disclose to the Issuer such information as they shall require relating to the ownership of any interest in such Shares as lies within the knowledge of the relevant person.  This can include information which the Issuer is entitled to seek pursuant to Section 81 of the Irish Companies Act, 1990 or any other information which the Directors require in order to determine whether any Shares are Affected Shares (as described in Section 3.04 of the Deposit Agreement) or whether it is necessary to take steps to protect any License (as defined in the Articles).

If a shareholder, or a person appearing to be interested in Shares held by such shareholder, has been duly served with a notice under Section 81 of the Irish Companies Act, 1990 or a Disclosure Notice requesting information pursuant to the Articles and is in default in supplying the Issuer with the information thereby required, the Issuer may serve a further notice (a "Restriction Notice") on that shareholder.  After the expiration of 14 days from the date of service of the Restriction Notice and for so long as the Restriction Notice remains in effect, no holder or holders of the relevant shares shall be entitled to attend, speak or vote at any general meeting, either in person or by proxy.  In addition, where the relevant shares represent 0.25% of the total number of the issued shares of the class of shares concerned the Restriction Notice may also direct that any dividend or other money which would otherwise be payable on such shares shall be retained by the Issuer without liability to pay interest and no transfer of shares by the shareholder (unless such transfer is an arm's length sale) or any renunciation of or any allotment of new shares or debentures made in respect thereof shall be registered.

(b)

At the request of the Issuer and at the Issuer's expense, the Depositary shall forward to any Holder any request by the Issuer for information or any other communications relating to the application of the provisions summarized in Section 3.05 of the Deposit Agreement.  Holders seeking to communicate with the Issuer or the Directors on matters relating to the application of the provisions summarized in Section 3.05 of the Deposit Agreement may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

If the Issuer requests information from the Depositary or the Custodian, as the Holders of Shares, pursuant to the Articles and the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Issuer such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

24.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding any terms of this Receipt or the Deposit Agreement to the contrary, the Issuer and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate U.S. securities laws, including, but not limited to Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

25.

DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)

Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(b)

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

26.

RESTRICTIONS UPON OWNERSHIP.

(a)

Each Holder acknowledges and agrees (i) that each American Depositary Share, and the terms upon which it is held by such Holder, are subject to the Articles, (ii) that (except as otherwise provided in the Articles) such Holder's American Depositary Shares represent an Interest (as defined in the Articles) in the Shares underlying such American Depositary Shares, (iii) that so long as the Articles provide a means by which the Issuer or the Directors may, in accordance with the Articles, limit the extent to which Affected Holders (as defined in the Articles and including, without limitation, non-European Union nationals) may have Interests in the Shares and the exercise of rights by Affected Holders in relation to Shares (the "Foreign Interest Limitation"), such Holder will be bound by the Foreign Interest Limitation (and all related provisions of the Articles) and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder (including, without limitation, making provision for the withdrawal of the right of such Holder to direct the voting of the Shares underlying such Holder's American Depositary Shares and/or the forced sale of all or part of such Shares or the Interests held therein (including Interests held through American Depositary Shares) if a sufficient disposal or disposals of Shares or of Interests therein has not been made to the Directors' satisfaction within 21 days (or such longer period as the Directors consider reasonable) after service upon the Depositary (or its nominee), the Custodian (or its nominee) or the Holder of a notice requiring such disposal) or against other Holders or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies with its knowledge that is requested by the Issuer under statutory provisions of Irish law or the Articles, which may include, without limitation, information as to the capacity in which such Holder holds American Depositary Shares and the nature and extent of the Interests of such Holder or other persons in the Shares underlying such Holder's American Depositary Shares and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles relating to the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act in good faith, be under no liability to the Issuer or to any other person in acting or not taking action under or pursuant to such provisions of the Articles or for any erroneous determination made by them in exercise of their powers under such provisions.

(b)

If the Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any Shares receives a Restricted Share Notice (as defined in the Articles) from the Issuer or the Directors informing the Depositary that:

(i)

a specified Holder or Holders (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Affected Holders (as defined in the Articles) or are believed or are deemed to be Holders through which an Affected Holder or Holders have Interests in relation to any Shares specified in the Restricted Share Notice; and/or

(ii)

the Directors believe that each Relevant Holder or the Affected Holder or Holders believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested in a specified number of such Shares, paragraph (d) of this Section shall apply.  The Issuer need not include in a Restricted Share Notice the information described in clause (ii) of this paragraph (b).  If the Restricted Share Notice does not include such information, the Depositary shall assume for the purposes of paragraph (d) of this Section that each Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of this paragraph (b) are or are deemed to be interested in that number of the Shares that bears the same ratio to the total number of Shares specified in such Restricted Share Notice as the number of such Relevant Holder's American Depositary Shares bears to the number of American Depositary Shares of all Relevant Holders specified in such Restricted Share Notice.

(c)

"Relevant Receipt" means a Receipt evidencing the Shares in which a Relevant Holder or the Affected Holder or Holders specified pursuant to clause (i) of paragraph (b) are believed or deemed to have Interests for purposes of this Section.

(d)

Following the receipt of a Restricted Share Notice, the Depositary shall, if the Restricted Share Notice requires such action,

(i)

refuse to register any transfer of a Relevant Receipt until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt;

(ii)

not exercise the voting rights attaching to a Relevant Receipt to the extent that the voting rights (as well as the rights to attend and vote at general meetings) attaching to the Shares underlying that Relevant Receipt are denied to the Depositary as notified in the Restricted Share Notice until the Issuer has withdrawn the Restricted Share Notice in respect of that Relevant Receipt; and

(iii)

give notice to each Relevant Holder specified therein of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of Section 3.04 0f the Deposit Agreement.

If the Depositary at any time receives a further notice from the Issuer or the Directors modifying such Restricted Share Notice, the Depositary shall take action in accordance with such modified Restricted Share Notice from and after the receipt of such notice by the Depositary.

(e)

If the Restricted Share Notice in respect of a Relevant Receipt so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Restricted Share Notice by the Depositary (or any longer period specified in the Restricted Share Notice) make a disposal or disposals of or of Interests in the Relevant Receipt or underlying Shares to the Directors' satisfaction such that no Affected Holder has an Interest in the Relevant Receipt or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Restricted Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant Receipt may be sold by the Directors pursuant to the Articles and (B) if any such sale is made, such Relevant Receipt shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and any unsold Shares, and upon surrender of such Relevant Receipt, the Relevant Holder thereof shall be entitled to withdraw such cash and such underlying Shares in the manner set forth in Section 2.05 of the Deposit Agreement.

(f)

If the Depositary (of the Custodian or any nominee of the Custodian) receives a Restricted Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall:

(i)

apply any denial of voting rights in consequence thereof pro rata to all American Depositary Shares outstanding from time to time; and

(ii)

give notice to all Holders of receipt by the Depositary of the Restricted Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Restricted Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Sections 4.01 and 4.09 of the Deposit Agreement.

(g)

Each Holder acknowledges and agrees that the Issuer or the Directors are also empowered by the Articles (i) to serve a Restricted Share Notice on it to the effect that such Holder must make a disposal or disposals of or Interests in American Depositary Shares held by it (or of the underlying Shares) in the manner described in paragraph (e) and (ii) to refuse to register a transfer of Shares in respect of which a Restricted Share Notice has been served if Affected Holders would continue to have an Interest or Interests in such Shares following such transfer.

(h)

Each Holder acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying American Depositary Shares are Shares in which Affected Holders have Interests, unless the contrary is established to the Directors' satisfaction.  Each Holder who does not wish to be treated as an Affected Holder must complete and submit a Nationality Declaration available upon request from the Depositary and initially in the form of Exhibit B (2) annexed to the Deposit Agreement and otherwise comply with the terms of Section 2.10 of the Deposit Agreement.  Without prejudice to the foregoing, each Holder agrees that the Directors are entitled to assume, unless the contrary is established to the Directors' satisfaction, that each Holder with a registered address in the United States is or holds on behalf of a United States national and that each Holder with a registered address in Canada is or holds on behalf of a Canadian national.

(i)

At the Issuer's expense, the Depositary will forward to Holders or to the Issuer, as the case may be, communications relating to the application of the provisions of Section 3.04 of the Deposit Agreement.  Holders seeking to communicate with the Issuer or its Directors on matters relating to the application of the provisions of Section 3.04 of the Deposit Agreement may send their communications to the Depositary for forwarding, at their own risk, to the Issuer.

(j)

Subject to Sections 5.02 and 5.03 of the Deposit Agreement, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations under Section 3.04 of the Deposit Agreement.

THE COMPANIES ACTS, 1963 to 1990

___________________________

PUBLIC COMPANY LIMITED BY SHARES

___________________________

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

RYANAIR HOLDINGS PUBLIC LIMITED COMPANY

_________________________________

Incorporated 5th June, 1996

_________________________________

(As amended by Special Resolutions

passed on:

2nd day of July, 1996,

24th day of July, 1996,

23rd day of August, 1996,

12th May, 1997, 14th September, 1999, 25th September, 2001 and 21st

September, 2006 and by Ordinary Resolution on the 15th May 1997)

A & L Goodbody

1 Earlsfort Centre

Hatch Street

Dublin 2

Companies Acts, 1963 to 1990

                                           _______________________________

COMPANY LIMITED BY SHARES

 _______________________________

ARTICLES OF ASSOCIATION

OF

RYANAIR HOLDINGS

PUBLIC LIMITED COMPANY

Incorporated 5th June, 1996

(Adopted by Special Resolution passed on 12th May, 1997

and as amended by Ordinary Resolution passed on

15th May, 1997 and by Special Resolutions

passed on 14th September, 1999 and 25th September, 2001)

A & L Goodbody,

Solicitors,

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

TSMA1301.NEW

COMPANIES ACTS, 1963 to 1990

_____________________________________

PUBLIC COMPANY LIMITED BY SHARES

_____________________________________

MEMORANDUM OF ASSOCIATION

of

RYANAIR HOLDINGS PUBLIC LIMITED COMPANY

________________________________

The name of the company is RYANAIR HOLDINGS PUBLIC LIMITED COMPANY.

The company is to be a public limited company.

The objects for which the company is established are:

.

To carry on the business of an investment and holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the investments of the company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to establish, carry on, develop and extend investments and holdings and to sell, dispose of or otherwise turn the same to account and to coordinate the policy and administration of any companies of which this company is a member or which are in any manner controlled by or connected with the company.

(b)

To exercise and enforce all rights and powers conferred to or incident upon the ownership of any shares, stock obligations or other securities acquired by the Company including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the company is interested upon such terms as may be thought fit.

.

To carry on any other business, except the issuing of policies of insurance, which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

.

To invest any monies of the company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

.

To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this company.

.

To develop and turn to account any land acquired by the company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

.

To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the company is authorised to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the company.

.

To employ the funds of the company in the development and expansion of the business of the company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

.

To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

.

To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing.

.

To secure the payment of money or other performance of financial obligations in such manner as the company shall think fit, whether or not by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the company's property, present or future, including its uncalled capital.

.

To adopt such means of making known the company and its products and services as may seem expedient.

.

To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the company and for such consideration as the company might think fit.  Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

.

To acquire and carry on any business carried on by a subsidiary or a holding company of the company or another subsidiary of a holding company of the company.

.

To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

.

To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, or by both such methods, the performance of the  contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the company's holding company as defined by section 155 of the Companies Act, 1963, or another subsidiary as defined by the said section of the company's holding company or otherwise associated with the company in business notwithstanding the fact that the company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee  or other arrangement or transaction contemplated herein.

.

To amalgamate with any other company.

.

To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purposes of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

.

To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

.

To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers or ex-employees of the company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the company or of its members.

.

To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company or for any other purpose which may seem directly or indirectly calculated to benefit this company.

.

To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital or any debentures, debenture stock or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

.

To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

.

To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

.

To procure the company to be registered or recognised in any country or place.

.

To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the company's business and safeguarding the same.

.

To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

.

To distribute any of the property of the company in specie among the members.

.

To do all such other things as the company may think incidental or conducive to the attainment of the above objects or any of them.

NOTE A:

The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

NOTE B:

It is hereby declared that the word "company" in this clause (except where it refers to this company) will be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

The liability of the members is limited.

The share capital of the Company is €10,668,000 divided into 840,000,000 Ordinary Shares shares of €1.27 cent.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the company set opposite our respective names.

______________________________________________________________

Names, Addresses and Descriptions

Number of shares

of Subscribers

taken by each

Subscriber

______________________________________________________________

Goodbody Subscriber One Limited,

One

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Limited Liability Company

Goodbody Subscriber Two Limited,

One

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Limited Liability Company

______________________________________________________________

Dated 24th May, 1996.

Witness to the above signatures:

Cecilia Kelly,

1 Earlsfort Centre,

Hatch Street,

Dublin 2.

Secretary

Companies Acts, 1963 to 1990

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

           RYANAIR HOLDINGS

PUBLIC LIMITED COMPANY

Part I - Preliminary	1.	Interpretation
Part II - Share Capital and Rights	2.	Share Capital
	3.	Rights of Shares on issue
	4.	Redeemable preference Shares
	5.	Variation of rights
	6.	Trusts not recognised
	7.	Disclosure of interests
	8.	Allotment of Shares
	9.	Payment of commission
	10.	Payment by instalments
Part III - Share Certificates	11.	Issue of certificates
	12.	Balance and exchange certificates
	13.	Replacement of certificates
Part IV - Lien on Shares	14.	Extent of lien
	15.	Power of sale
	16.	Power to effect transfer
	17.	Proceeds of sale
Part V - Calls on Shares and Forfeiture	18.	Making of calls
	19.	Time of call
	20.	Liability of joint Holders
	21.	Interest on calls
	22.	Amounts treated as calls
	23.	Power to differentiate
	24.	Interest on moneys advanced
	25.	Notice requiring payment
	26.	Power of disposal
	27.	Effect of forfeiture
	28.	Statutory declaration
	29.	Non-Payment of sums due on Share issues
Part VI - Conversion of Shares into Stock	30.	Conversion of Shares into stock
	31.	Transfer of stock
	32.	Rights of stockholders
Part VII - Transfer of Shares	33.	Form of instrument of transfer
	34.	Execution of instrument of transfer
	35.	Refusal to register transfers
	36.	Procedure on refusal
	37.	Closing of transfer books
	38.	Absence of registration fees
	39.	Retention of transfer instruments
	40. 41.	Renunciation of allotment Limitations on Share ownership
Part VIII - Transmission of Shares	42.	Death of member
	43.	Transmission on death or bankruptcy
	44.	Rights before registration
Part IX - Alteration of Share Capital	45.	Increase of capital
	46.	Consolidation, sub-division and cancellation of capital
	47.	Fractions on consolidation
	48.	Reduction of capital
	49.	Purchase of own Shares
Part X - General Meetings	50.	Annual general meetings
	51.	Extraordinary general meetings
	52.	Convening general meetings
	53.	Notice of general meetings
Part XI - Proceedings at General Meetings	54.	Quorum for general meetings
	55.	Special business
	56.	Chairman of general meetings
	57.	Directors' and Auditors' right to attend general meetings
	58.	Adjournment of general meetings
	59.	Determination of resolutions
	60.	Amendments to resolutions
	61.	Entitlement to demand poll
	62.	Taking of a poll
	63.	Votes of members
	64.	Chairman's casting vote
	65.	Voting by joint Holders
	66.	Voting by incapacitated Holders
	67.	Default in payment of calls
	68.	Restriction of voting and other rights
	69.	Time for objection to voting
	70.	Appointment of proxy
	71.	Bodies corporate acting by representatives at meetings
	72.	Deposit of proxy instruments
	73.	Effect of proxy instruments
	74.	Effect of revocation of proxy or of authorisation
Part XII - Directors	75.	Number of Directors
	76.	Share qualification
	77.	Ordinary remuneration of Directors
	78.	Special remuneration of Directors
	79. 80.	Expenses of Directors Alternate Directors
Part XIII - Powers of Directors	81.	Directors' powers
	82.	Power to delegate
	83.	Appointment of attorneys
	84.	Local management
	85.	Borrowing powers
	86.	Execution of negotiable instruments
	87.	Provision for employees
Part XIV - Appointment and Retirement of Directors	88.	Retirement by rotation
	89.	Deemed reappointment
	90.	Eligibility for appointment
	91.	Appointment of additional Directors
Part XV - Disqualification and Removal of Directors	92.	Disqualification of Directors
	93.	Removal of Directors
Part XVI - Directors' Offices and Interests	94.	Executive offices
	95.	Disclosure of interests by Directors
	96.	Directors' interests
	97.	Restriction on Directors' voting
	98.	Entitlement to grant pensions
Part XVII - Proceedings of Directors	99.	Convening and regulation of Directors' meetings
	100.	Quorum for Directors' meetings
	101.	Voting at Directors' meetings
	102.	Electronic Meetings
	103.	Chairman of the board of Directors
	104.	Validity of acts of Directors
	105.	Directors' resolutions or other documents in writing
Part XVIII - The Secretary	106.	Appointment of Secretary
Part XIX - The Seal	107.	Use of Seal
	108.	Seal for use abroad
	109.	Signature of sealed instruments
Part XX - Dividends and Reserves	110.	Declaration of dividends
	111.	Scrip dividends
	112.	Interim and fixed dividends
	113.	Payment of dividends
	114.	Deductions from dividends
	115.	Dividends in specie
	116.	Payment of dividends by post
	117.	Dividends not to bear interest
	118.	Payment to Holders on a particular date
	119.	Unclaimed dividends
	120.	Reserves
Part XXI - Accounts	121.	Accounts
Part XXII - Capitalisation of Profits or Reserves	122.	Capitalisation of profits and reserves
	123.	Capitalisation and use of non-distributable profits and reserves
	124.	Implementation of capitalisation issues
Part XXIII - Notices	125.	Notices in writing
	126.	Service of notices
	127.	Notices to members
	128.	Service on joint Holders
	129.	Service on transfer or transmission of Shares
	130.	Signature to notices
	131.	Deemed receipt of notices
Part XXIV - Winding up	132.	Distribution on winding up
	133.	Distribution in specie
Part XXV - Miscellaneous	134.	Minutes of meetings
	135.	Inspection
	136.	Secrecy
	137.	Destruction of records
	138.	Untraced Shareholders
	139.	Indemnity

Companies Acts, 1963 to 1990

                                _____________________________

A PUBLIC COMPANY LIMITED BY SHARES

                                 ______________________________

ARTICLES OF ASSOCIATION

OF

 RYANAIR HOLDINGS

PUBLIC LIMITED COMPANY

Part I - Preliminary

1.

Interpretation

(a)

The regulations contained in Table A in the First Schedule to the Companies Act, 1963 shall not apply to the Company.

(b)

In these Articles the following expressions shall have the following meanings:

"the Acts"

the Companies Acts, 1963 to 1990;

"the 1963 Act"

the Companies Act, 1963;

"the 1983 Act"

the Companies (Amendment) Act, 1983;

"the 1990 Act"

the Companies Act, 1990;

"these Articles"

these articles of association as from time to time and for

the time being in force;

"Associated

 Company"

any company which for the time being is a subsidiary or a holding company of the Company, is a subsidiary of a holding company of the Company or is a company in which the Company or any of such companies as aforesaid shall for the time being hold shares entitling the holder thereof to exercise at least one-fifth of the votes at any general meeting of such company (not being voting rights which arise only in specified circumstances);

"the Auditors"

the auditors for the time being of the Company;

"the Board"

the board of Directors

"Clear Days"

in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect or is deemed to take effect;

"the Company"

the company whose name appears in the head of these Articles;

"the Directors"

the directors for the time being of the Company;

"EU National"

a national of a member state of the European Union;

"the Group"

the Company and its subsidiaries from time to time and

for the time being;

"the Holder"

in relation to any Share, the Member whose name is entered in the Register as the holder of the Share;

"holding company"

in relation to a company, a company of which such company is a subsidiary;

"Interest"

means any interest whatsoever in Shares (of any size) which would be taken into account in deciding whether a notification to the Company would be required under Chapter 2 of Part IV of the 1990 Act;

"The Irish Stock

Exchange"

The Irish Stock Exchange Limited or any successor thereto;

"Member"

a member of the Company as defined in Section 31 of the 1963 Act;

"Nasdaq"

the national association of securities dealers automated quotation national market system;

"the Office"

the registered office for the time being of the Company;

"Ordinary Shares"

ordinary Shares of IR4p each in the capital of the Company;

"the Register"

the register of Members to be kept by the Company as required by the Acts;

"the Seal"

the common seal of the Company or (where relevant) the official securities seal kept by the Company pursuant to the Acts;

"the Secretary"

any person appointed to perform the duties of the Secretary of the Company;

"Shares"

means any Shares (whether issued or unissued) in the capital of the Company

"the State"

the Republic of Ireland;

"Stock Exchange

Nominee"

the meaning given to that expression by Section 1 of the Companies (Amendment) Act, 1977;

"The Stock

Exchanges"

The Irish Stock Exchange, Nasdaq and any other exchange on which Shares are listed from time to time;

"subsidiary"

a subsidiary within the meaning of Section 155 of the 1963 Act;

"the United

Kingdom"

the United Kingdom of Great Britain and Northern Ireland;

"warrants to

subscribe"

means a warrant or certificate or similar document indicating the right of the registered holder thereof (other than under a share option scheme for employees) to subscribe for Shares in the Company.

(c)

Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand.

(d)

Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

(e)

The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(f)

References in these Articles to any enactment or any section or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

(g)

In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural and vice versa, and words importing persons shall include firms and companies.

(h)

References in these Articles to euro or cent shall mean the currency, for the time being, of the State.

(i)

References in these Articles to dollars or cents or $ shall mean the currency for the time being of the United States of America.

Part II - Share Capital and Rights

2.

Share Capital

The share capital of the Company is €10,668,000 divided into 840,000,000 Ordinary Shares of  €1.27 cent each.

3.

Rights of Shares on issue

Without prejudice to any special rights previously conferred on the Holders of any existing Shares or class of Shares and subject to the provisions of the Acts, any Share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

4.

Redeemable Shares

Subject to the provisions of the Acts, any Shares may be issued on the terms that they are, or at the option of the Company are, liable to be redeemed on such terms and in such manner as the Company may by special resolution determine.

5.

Variation of rights

(a)

Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal amount of the issued Shares of that class or with the sanction of a special resolution passed at a separate general meeting of the Holders of the Shares of the class (but not otherwise), and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up.  The quorum at any such separate general meeting, other than an adjourned meeting, shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued Shares of the class in question and the quorum at an adjourned meeting shall be one person holding Shares of the class in question or his proxy.

(b)

The rights conferred upon the Holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or subordinate thereto.

6.

Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company shall not be bound by or be compelled in anyway to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any Share except an absolute right to the entirety thereof in the Holder.

7.

Disclosure of Interests

(a)

For the purposes of this Article 7:-

"Deemed Voting Concert Party Interest" means an agreement or arrangement between two or more persons with respect to, or to the exercise of, voting rights attaching to Shares and which is likely to result in those rights being exercised so as to influence or to control the policy of the Company or the management of its affairs which the Directors have deemed to be a Deemed Voting Concert Party Interest for the purposes of this Article 7 and, where the Directors so resolve, each of the persons who is party to such agreement or arrangement shall be deemed (for the purposes of this Article 7) to be interested in all the Shares to which the voting rights in question are attached and, in this definition, references to an arrangement include references to an understanding or mutual expectation, whether formal or informal and whether or not legally binding.

"Disclosure Notice" means a notice served pursuant to Article 7(b) below;

"Interest" means an interest (of any size) in the Relevant Share Capital which would be taken into account in deciding whether a notification to the Company would be required under Chapter 2 of Part IV of the 1990 Act but shall for all purposes include (the "Included Interests") (i) rights to subscribe for or convert into, or entitlements to acquire rights to subscribe for or convert into, shares which would on issue or conversion (as the case may be) be comprised in the Relevant Share Capital; (ii) the interests referred to in Section 78(l)(a), (c) and (g) of the 1990 Act except those of a bare or custodian trustee and of a simple trustee and (iii) any Deemed Voting Concert Party Interest; and "interested" shall be construed accordingly;

"Relevant Share Capital" means the relevant share capital of the Company (as that expression is defined in Section 67(2) of the 1990 Act);

"Share" means any share comprised in Relevant Share Capital.

(b)

The Directors may by notice in writing require any Member, or other person appearing to be interested or to have been interested in Shares, to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or any Interest in Shares as lies within the knowledge of such Member or other person (supported if the Directors so require by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing):-

(i)

any information which the Company is entitled to seek pursuant to Section 81 of the 1990 Act; or

(ii)

any information which the Directors shall deem necessary or desirable in order to determine whether any Shares are Affected Shares (as defined in Article 41) or are capable of being Affected Shares (as so defined) or whether it is necessary to take steps to protect any Licence (as so defined) or otherwise in relation to the application or potential application of Article 41.

(c)

Where the Member on which a Disclosure Notice is served is a Depositary (as defined in Article 41) acting in its capacity as such, the obligations of the Depositary as a Member pursuant to this Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or Interests in the Shares in question as has been recorded by it pursuant to the terms entered into between the Depositary and the Company provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article.

The Directors may give any number of Disclosure Notices pursuant to Article 7(b) above to the same Member or other person in respect of the same Shares.

(e)

The Directors may serve notice pursuant to the terms of this Article irrespective of whether or not the person on whom it shall be served may be dead, bankrupt, insolvent or otherwise incapacitated and no such incapacity or any unavailability of information or inconvenience or hardship in obtaining the same shall be a satisfactory reason for failure to comply with any such notice, provided that if the Directors in their absolute discretion think fit, they may waive compliance in whole or in part with any notice given under this Article in respect of a Share in any case of bona fide unavailability of information or genuine hardship or where they otherwise think fit but no such waiver shall prejudice or affect in any way any non-compliance not so waived whether by the person concerned or any other person appearing to the Directors to be interested in the Shares or by any person to whom a notice may be given at any time.

(f)

The provisions of Articles 125 to 131 inclusive shall apply to the service of notices required by this Article to be served.

(g)

Any resolution or determination of, or decision or exercise of any discretion or power by the Directors under or pursuant to the provisions of this Article shall be final and conclusive and things done by or on behalf of, or on the authority of, the Directors pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to validity or otherwise on any ground whatsoever.  The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

(h)

The provisions of this Article are in addition to, and do not limit, any other right or power of the Company or the Directors, including any right vested in the Company or the Directors by the Acts.

8.

Allotment of Shares

(a)

The unissued Shares shall be at the disposal of the Directors and (subject to the provisions of these Articles and the Acts) they may allot, grant options over, deal with or otherwise dispose (with or without conferring a right of renunciation) of them on such terms and conditions and at such times as they may consider to be in the best interests of the Company and the Members but so that no Share shall be issued at a discount and so that, where Shares are to be allotted and issued, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium payable thereon.

(b)

Without prejudice to the generality of the powers conferred on the Directors by the other provisions of this Article, the Directors may grant from time to time options to subscribe for unallotted Shares in the capital of the Company to persons in the service or employment of or Directors of the Company or any subsidiary of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or any committee thereof appointed by the Directors for the purpose of such approval.

(c)

The Company may issue warrants to subscribe (by whatever name they are called) to any person to whom the Company has granted the right to subscribe for Shares in the Company (other than under a share option scheme for employees) certifying the right of the registered holder thereof to subscribe for Shares in the Company upon such terms and conditions as those upon which the right may have been granted.

9.

Payment of commission

The Company may exercise the powers of paying commissions conferred or permitted by the Acts.  Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid Shares or partly in one way and partly in the other.  On any issue of Shares the Company may also pay such brokerage as may be lawful.

10.

Payment by instalments

If by the conditions of allotment of any Share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the Company by the person who for the time being shall be the Holder of the Share.

Part III - Share Certificates

11.

Issue of certificates

Every Member (except a Stock Exchange Nominee in respect of whom the Company is not by law required to complete and have ready for delivery a certificate) shall be entitled without payment to receive within two months after allotment or lodgement of a transfer to him of the Shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all the Shares of each class held by him or several certificates each for one or more of his Shares upon payment for every certificate after the first of such reasonable out of pocket expenses as the Directors may determine provided that the Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them.  The Company shall not be bound to register more than four persons as joint Holders of any Share (except in the case of executors or trustees of a deceased Member).  Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing number (if any) of the Shares to which it relates and the amount or respective amounts paid up thereon.

12.

Balance and exchange certificates

(a)

Where some only of the Shares comprised in a share certificate are transferred the old certificate shall be cancelled and the new certificate for the balance of such Shares shall be issued in lieu without charge.

(b)

Any two or more certificates representing Shares of any one class held by any Member at his request may be cancelled and a single new certificate for such Shares issued in lieu, without charge unless the Directors otherwise determine.  If any Member shall surrender for cancellation a share certificate representing shares held by him and request the Company to issue in lieu two or more Share certificates representing such Shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request, subject to the payment by him of such charge as may be determined by the Directors.

13.

Replacement of certificates

If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the Company as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

Part IV - Lien on Shares

14.

Extent of lien

The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that Share.  The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article.  The Company's lien on a Share shall extend to all moneys payable in respect of it.

15.

Power of sale

The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the Shares may be sold, has been given to the Holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

16.

Power to effect transfer

To give effect to a sale the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser.  The transferee shall be entered in the Register as the Holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.

Proceeds of sale

The net proceeds of the sale, after payment of the costs relating thereto, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold or an indemnity in a form which is satisfactory to the Directors and subject to a like lien for any moneys not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

Part V - Calls on Shares and Forfeiture

18.

Making of calls

Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any moneys unpaid on their Shares and each Member (subject to receiving at least fourteen Clear Days' notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his Shares.  A call may be required to be paid by instalments.  A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part, and payment of a call may be postponed in whole or in part.  A person upon whom a call is made shall remain liable for such call notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

19.

Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

20.

Liability of joint Holders

The joint Holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

21.

Interest on calls

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call but the Directors may waive payment of the interest wholly or in part.

22.

Amounts treated as calls

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value or by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

23.

Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for different terms to apply as between the Holders in relation to the amounts and times of payment of calls on their Shares.

24.

Interest on moneys advanced

The Directors, if they think fit, may receive from any Member willing to advance same all or any part of the moneys uncalled and unpaid upon any Shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the company in general meeting otherwise directs) 15 per cent. per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

25.

Notice requiring payment

(a)

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

(c)

If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect.  The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Shares and not paid before forfeiture.  The Directors may accept a surrender of any Share liable to be forfeited hereunder.

(d)

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the Holder, or one of the Holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in accordance with these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.

Power of disposal

A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposal the forfeiture may be cancelled on such terms as the Directors think fit.  Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to execute an instrument of transfer of the Share to that person.  The Company may receive the consideration, if any, given for the Share on any sale or disposal thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon he shall be registered as the Holder of the Share and shall not be bound to see to the application of the purchase moneys, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share and after the name of the transferee has been entered in the Register the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

27.

Effect of forfeiture

A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the Shares.

28.

Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

29.

Non-payment of sums due on Share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Part VI - Conversion of Shares into Stock

30.

Conversion of Shares into stock

The Company by ordinary resolution may convert any paid up Shares into stock and reconvert any stock into paid up Shares of any denomination.

31.

Transfer of stock

The holders of stock may transfer the same or any part thereof, in the same manner, and subject to the same regulations, as and subject to which the Shares from which the stock arose might have been transferred before conversion, or as near thereto as circumstances admit; and the Directors may fix from time to time the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of each Share from which the stock arose.

32.

Rights of stockholders

(a)

The holders of stock shall have, according to the amount of stock held by them, the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which, if existing in Shares, would not have conferred that right, privilege or advantage.

(b)

Such of these Articles as are applicable to paid up Shares shall apply to stock, and the words "Share" and "Shareholder" therein shall include "stock" and "stockholder".

Part VII - Transfer of Shares

33.

Form of instrument of transfer

Subject to such of the restrictions of these Articles and to such of the conditions of issue or transfer as may be applicable, the Shares of any Member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

34.

Execution of instrument of transfer

The instrument of transfer of any Share shall be executed by or on behalf of the transferor and, in cases where the Share is not fully paid, by or on behalf of the transferee.  The transferor shall be deemed to remain the Holder of the Share until the name of the transferee is entered in the Register in respect thereof.

35.

Refusal to register transfers

(a)

The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a Share which is not fully paid save and however, that in the case of such a Share which is admitted to listing on any of The Stock Exchanges such restriction shall not operate so as to prevent dealings in such a Share of the Company from taking place on an open and proper basis.

(b)

The Directors shall not register any person as a Holder of any Share in the Company (other than an allottee under an issue of Shares by way of capitalisation of profits or reserves made pursuant to these Articles or a Stock Exchange Nominee or a Depositary (as defined in Article 41)) unless such person has furnished to the Directors a declaration (in such form as the Directors may from time to time prescribe) signed by him or on his behalf (or, in the case of a corporation, sealed by the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation), together with such evidence as the Directors may require of the authority of any signatory on behalf of such person, stating (i) the name and nationality of any person who has an Interest in any such Share and (if such declaration or the Directors so require) the nature and extent of the Interest of each such person or (ii) such other information as the Directors may from time to time determine.  The Directors shall in any case where they may consider it appropriate require such person to provide such evidence or give such information as to the matters referred to in the declaration as they think fit.  The Directors shall decline to register any person as a Holder of a Share if such further evidence or information is not provided or given.  The Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person if they register any person as the Holder of a Share on the basis of a declaration or other evidence or information provided pursuant to this Article 35 which declaration, evidence or information appears on its face to be correct.

(c)

The Directors may decline to recognise any instrument of transfer unless:-

(i)

the instrument of transfer is accompanied by the certificate of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (save where the transferor is a Stock Exchange Nominee);

(ii)

the instrument of transfer is in respect of one class of Share only;

(iii)

the instrument of transfer is in favour of not more than four transferees; and

(iv)

it is lodged at the Office or at such other place as the Directors may appoint.

(d)

The transfer of any Restricted Share (as defined in Article 41) shall be subject to the approval of the Directors if, in the opinion of the Directors, such Restricted Share would upon transfer remain a Restricted Share and the Directors may refuse to register the transfer of a Restricted Share if it would continue to be a Restricted Share following such transfer.

36.

Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the Company, they shall send to the transferee notice of the refusal.

37.

Closing of transfer books

The registration of transfers of Shares either generally or in respect of any class of Shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

38.

Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any Share.

39.

Retention of transfer instruments

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

40.

Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any Shares by the allottee in favour of some other person.

41.

Limitations on Share Ownership

(A)

The purpose of this Article 41 is to enable the Directors to ensure that, where it is necessary for Shares to be owned and controlled by persons of a particular nationality or nationalities so as to ensure that the Company or any of its subsidiaries can continue to enjoy the benefit of any Licence, the Shares are so owned and controlled.

(B)

In this Article 41 the following expressions shall have the following meanings:-

"Affected

Holder"

(i) any natural person who is not a national of a member state of the European Union (ii) any body corporate or similar entity which has not been incorporated in and the centre of management and control of which is not in a member state of the European Union (iii) a government or governmental department, agency or body, otherwise than of a member state of the European Union, (iv) any municipal, local, statutory or other authority or any undertaking or body formed or established in any country other than a member state of the European Union, or (v) any person who (a) falls within any of the foregoing paragraphs of this definition and (b) would be taken to be interested in any Shares pursuant to the provisions of Section 77 of the 1990 Act if a body corporate were interested in those Shares;

"Affected

Share"

any Share in which an Affected Holder has a direct or indirect Interest (through Depositary Shares or otherwise) or which is otherwise declared by the Directors to be an Affected Share pursuant to these Articles and which has not been removed from the Separate Register;

"Affiliate"

in the case of an individual Holder, his spouse, child or grandchild and, in the case of any Holder which is a body corporate, a wholly owned subsidiary of such body corporate, a body corporate of which such body corporate is a wholly owned subsidiary or a wholly owned subsidiary of that body corporate, in the case of a general partnership, any partner of such partnership, any limited or general partner or member of any such partner (or any shareholder, member or partner of such entity) and, in the case of a limited partnership, any limited or general partner of such limited partnership, any limited or general partner or member of any such limited or general partner (or any shareholder, member or partner of such entity);

"Depositary"

a custodian or other person

approved by the Directors appointed under contractual arrangements with the Company (or a nominee for such custodian or other person) whereby such custodian or other person holds or is interested in Shares and which issues Depositary Receipts representing Depositary Shares evidencing interests in Deposited Shares;

"Depositary

 Receipts"

receipts or similar documents of title issued by or on behalf of a Depositary representing Depositary Shares;

"Depositary

Shares"

means shares issued by a Depositary represented by Depositary Receipts and evidencing interests in Deposited Shares;

"Deposited

 Shares"

means the Shares held by a Depositary or in which such Depositary is interested in its capacity as a Depositary;

"Intervening

Act"

means the refusal, withholding, suspension or revocation of any Licence applied for, granted to or enjoyed by the Company or any subsidiary of the Company, or the imposition of any conditions or limitations upon any such Licence which materially inhibit the exercise thereof;

"Licence"

any licence, permit, consent or privilege of any kind held or enjoyed from time to time by the Company or any of its subsidiaries which enables an air service to be operated including, without prejudice to the generality of the foregoing, any air operators certificate issued pursuant to the Air Navigation (Air Operator Certificates) Order, 1993 or any air operating licence issued pursuant to the Irish Air Navigation and Transport Act, 1965 (Section 8) Regulations, 1993;

"Permitted

Maximum"

means any aggregate number of Shares which the Directors have specified as the maximum aggregate permitted number of Affected Shares pursuant to paragraph (H)(ii)(c) of this Article;

"Restricted

Share"

means any Share or Depositary Share which shall be treated as a restricted share pursuant to sub-paragraph (H) of this Article;

"Restricted

Share

Disposal"

means a disposal or disposals of Interests in an Affected Share (including Interests held through Depositary Shares) such that the Affected Share ceases to be an Affected Share;

"Restricted

Share

Notice"

means a notice in writing served in accordance with the provisions of paragraph (I) of this Article;

"Separate

Register"

the separate register to be maintained in accordance with Article 41(c);

(C)

A Separate Register, apart from the Register, shall be maintained of all Affected Shares in such format and containing such information as the Directors shall determine from time to time.  The particulars entered on the Separate Register in respect of any Share shall comprise, in addition to the identity of the Holder or joint Holders, such information as has been requested by and supplied to the Directors (regarding, where appropriate, the name and nationality of any person having an Interest in such Share, the nature and extent of the Interest of each such person and the date such Interest was acquired) or, if no such information has been supplied, such information as the Directors consider appropriate.  The Directors may from time to time (if they so determine) cause to be entered in the Separate Register particulars of any Share in respect of which neither the Holder nor any joint Holder has made a declaration as to whether or not the Share is an Affected Share and all or some specified number of Shares in respect of which Depositary Shares have been issued by a Depositary (and any number so specified may from time to time be varied by the Directors).

(D)

Each Holder of a Share which has not been acknowledged to be an Affected Share who becomes aware that such Share is or has become an Affected Share shall forthwith notify the Company accordingly.

(E)

Whether or not a Disclosure Notice pursuant to Article 7 has been given, the Directors may, and if at any time it appears to the Directors that a Share particulars of which have not been entered in the Separate Register may be an Affected Share shall, give notice in writing to the Holder or Holders of any Share or to any other person who appears to them to be interested in that Share requiring him to show to their satisfaction that such a Share is not an Affected Share.  Any person on which such notice has been served and any other person who is interested in such Share may within twenty-one days thereafter (or such longer period as the Directors may consider reasonable) make representations to the Directors as to why such Share should not be treated as an Affected Share but, if, after considering such representations and such other information as seems to them relevant, the Directors are not so satisfied, the Directors shall declare such Share to be an Affected Share and it shall thereupon be treated as such.

(F)

(i)

The Directors shall be entitled to treat any or all Shares held by a Depositary as Affected Shares unless evidence which is satisfactory to the Directors, in their sole discretion, showing that such Shares should not be treated as Affected Shares because the holders of some or all of the Depositary Receipts evidencing Depositary Shares are not Affected Holders is produced to the Directors;

(ii)

A person who has an Interest in Shares as a consequence of having an Interest in Depositary Receipts evidencing Depositary Shares shall be treated as only having an Interest in the number of Shares represented by such Depositary Shares evidenced by such Depositary Receipts, unless there is some reason why such person should be regarded as having an Interest in any other Shares represented by Depositary Shares evidenced by Depositary Receipts.

(iii)

The Directors shall be entitled to assume that any holder of Depositary Receipts who has a registered address in the United States of America is or holds such Depositary Receipts on behalf of a national of the United States of America and that any holder of Depositary Receipts who has a registered address in Canada is or holds such Depositary Receipts on behalf of a national of Canada.

(G)

The Directors shall remove from the Separate Register any information set out therein regarding any Affected Shares if satisfactory evidence that such Shares have ceased be an Affected Shares or should no longer be treated as Affected Shares has been produced to them (in such format as they shall specify) and such Shares shall cease to be regarded as Affected Shares once such information has been removed from the Separate Register.   The decision of the Directors in this regard shall be at their absolute discretion and any decision made or any action taken by the Directors shall be without prejudice to their entitlement to take any other action which they are entitled to take pursuant to these Articles.

(H)

(i)

The provisions of sub-paragraph (ii) below shall apply where the Directors determine that it is necessary to take steps in order to protect any Licence or the status of the Company or any of its subsidiaries as an airline or air carrier by reason of the fact that:

(a)

an Intervening Act has taken place;

(b)

the Company or any subsidiary of the Company receives a notice or direction from any governmental body or any other body regulating the provision of air transport services to the effect that an Intervening Act is imminent, threatened or intended;

(c)

the aggregate number of Affected Shares particulars of which are entered in the Separate Register is such that an Intervening Act may occur; or

(d)

the ownership or control of the Company is otherwise such that an Intervening Act is imminent, threatened or intended.

(ii)

Where a determination has been made under sub-paragraph (i) of this paragraph, the Directors shall take such of the following steps, either immediately upon such determination being made or at any time thereafter, as seems to them necessary or desirable to overcome, prevent or avoid an Intervening Act:

(a)

the Directors may remove any Director before the expiration of his term of office or change the Chairman of the Board;

(b)

the Directors may resolve to seek to identify those Shares, Depositary Shares evidencing an interest in such Shares or Affected Shares which gave rise to the determination, or would in their sole opinion, if details thereof had been entered on the Separate Register at the relevant time, have given rise to a determination and to deal with such Shares or Affected Shares (or any  Depositary Shares evidencing an interest in such Shares) as Restricted Shares;

(c)

the Directors may specify a Permitted Maximum of Affected Shares or vary any Permitted Maximum previously specified, provided that, subject to paragraph (H) (iii) of this Article, at no time shall the Permitted Maximum be less than 40 per cent of the aggregate number of issued Shares and, at any time when the aggregate number of Affected Shares of which particulars are entered in the Separate Register exceeds the Permitted Maximum applying for the time being, the Directors may deal with such of the Affected Shares as they decide are in excess of the Permitted Maximum or Depositary Shares evidencing an interest in such Shares as Restricted Shares.

(iii)

Notwithstanding the provisions of paragraphs (H)(i) and (ii) of this Article, the Directors may take the following action if there is a change in any applicable law or the Company or any subsidiary of the Company receives any direction, notice or requirement of any state, authority or person which, in either case, necessitates such action in order to overcome, prevent or avoid an Intervening Act:-

(a)

the Directors may specify that the Permitted Maximum referred to in paragraph (H)(ii)(c) of this Article shall be set at such level below 40 per cent as they consider necessary in order to overcome, prevent or avoid such Intervening Act;

(b)

the Directors may resolve that any Affected Shares held by any Holder or Holders or any Depositary Shares evidencing an interest in such Shares shall be treated as Restricted Shares for the purposes of this Article 41.

(I)

The Directors shall give a Restricted Share Notice to the registered Holder of any Share (or the registered holder of a Depositary Receipt evidencing Depositary Shares) which they determine to deal with as a Restricted Share and to any other person who appears to them to be interested in that Share (or Depositary Receipt evidencing Depositary Shares) and shall state which of the provisions of paragraph (J) of this Article (all of which shall be set out in the Notice) are to be applied forthwith in respect of such Restricted Share.  The Directors shall be entitled from time to time to serve further Restricted Share Notices in respect of any Restricted Share applying further provisions of paragraph (J) of this Article.   The registered Holder of a Share or the registered holder of a Depositary Share in respect of which a Restricted Share Notice has been served or any other person on whom a Restricted Share Notice in respect of that Share or Depositary Share has been served may make representations to the Directors as to why such Share or Depositary Share should not be treated as a Restricted Share and if, after considering such representations and such other information as seems to them relevant, the Directors consider that the Share or Depositary Share should not be treated as a Restricted Share they will forthwith withdraw the Restricted Share Notice served in respect of such Share or Depositary Share and the provisions of paragraph (J) shall no longer apply to it.  For the avoidance of doubt, any Share or Depositary Share which the Directors determine to deal with as a Restricted Share shall continue to be a Restricted Share unless and until the Directors withdraw the Restricted Share Notice relating thereto.

(J)

(i)

A registered Holder of a Restricted Share or, where relevant, the registered holder of a Depositary Receipt evidencing Depositary Shares upon whom a Restricted Share Notice has been served or, where relevant, a Depositary shall not (if such Restricted Share Notice specified that the provisions of this sub-paragraph (i) are to apply thereto) be entitled, in respect of such Share or Depositary Share evidenced by the relevant Depositary Receipt, to attend or to speak at any general meeting of the Company or any meeting of the Holders of any class of Shares or to vote at any such meeting and the rights to attend (whether in person or by proxy), to speak and to demand and vote on a poll which, but for the provisions of this sub-paragraph (J)(i), would have attached to the Restricted Share shall vest in the chairman of such meeting.   The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion.  The chairman of any such meeting as aforesaid shall be informed by the Directors of any Share or Depositary Share becoming or being deemed to be a Restricted Share.

(ii)

The persons on whom a Restricted Share Notice has been served shall (if such Restricted Share Notice specifies that the provisions of this sub-paragraph (J)(ii) are to apply thereto), within twenty-one days of receiving such Restricted Share Notice (or such longer period as may in such Notice be prescribed by the Directors), make a Restricted Share Disposal so that no Affected Holder has an Interest in that Share (including an Interest held through Depositary Shares) the subject of the relevant Restricted Share Notice.

(K)

If a Restricted Share is not transferred by the Holder thereof in accordance with a Restricted Share Notice requiring such Restricted Share to be transferred within the required period from the date of the service thereof, then such Restricted Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit at the best price reasonably obtainable at the relevant time and in the relevant circumstances, so that the Share, which is the subject of the Restricted Share Notice, thereafter ceases to be an Affected Share.  Where for the purposes of such disposal, such Restricted Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Restricted Share to that person or take such other steps as the Directors may consider necessary or desirable to effect such transfer.   The Company may receive the consideration, if any, given for the Restricted Share on any sale or disposal thereof and the transferee shall be registered as the Holder or holder of the Restricted Share and shall not be concerned to see to the application of the purchase money, nor shall his title to the Restricted Share be affected by any irregularity or invalidity in the proceedings in reference to the disposal of the Restricted Share.   The net proceeds of the disposal, after payment of the costs, shall be paid to the former Holder or holder of the Restricted Share upon surrender to the Company for cancellation of the certificate for the Restricted Share sold or such other evidence of title to the Restricted Share sold as the Directors consider appropriate;

(L)

A Restricted Share Notice may be withdrawn by

the Directors at any time before the relevant Restricted Shares are transferred in accordance with its terms;

(M)

(i)

Subject to sub-paragraph (ii), in deciding which Shares are to be dealt with as Restricted Shares the Directors shall be entitled to have regard to the Interests in Affected Shares which in their sole opinion have directly or indirectly caused the determination under sub-paragraph(H) of this Article but subject thereto shall, so far as practicable, firstly treat as Restricted Shares those Affected Shares in respect of which no declaration as to whether or not such Shares are Affected Shares has been made by the Holder or joint Holder thereof and where information requested as to the nationality of parties having an Interest in such Shares is not provided within 14 days of a request being made under Article 7 or in accordance with Article 44(E), as the case may be, and thereafter shall have regard to the chronological order in which particulars of Affected Shares have been, or are to be, entered in the Separate Register (and accordingly treat as Restricted Shares those Affected Shares which have been acquired, or details of which have been entered in the Separate Register, most recently) save in circumstances where such criterion would in the sole opinion of the Directors be inequitable, in which event the Directors shall apply such other criterion or criteria as they may, in their absolute discretion, consider appropriate.

(ii)

Subject to the provisions of this sub-paragraph (ii), the Directors shall not have regard to any transfer of Affected Shares by an Affected Holder to an Affiliate of such Affected Holder in considering the chronological order in which particulars of Affected Shares have been entered in the Separate Register for the purposes of sub-paragraph (i) and, for such purpose, shall only have regard to the date upon which particulars of Affected Shares were first entered in the Separate Register until such time as they are transferred to a party who is not an Affiliate of the Affected Holder of such Affected Shares.  The provisions of this sub-paragraph (ii) are without prejudice to, and shall not affect, the ability of the Directors to apply criteria other than the chronological order in which particulars of Affected Shares have been entered in the Separate Register where the latter criterion would be inequitable in determining which Affected Shares are to be treated as Restricted Shares pursuant to sub-paragraph (i).  The Directors may require any Affected Holder to produce evidence, to their satisfaction, that any transfer of Affected Shares by or to such Affected Holder has been a transfer by an Affected Holder to an Affiliate of such Affected Holder for the purposes of this sub-paragraph (ii) and, where the Directors so request, any such transfer shall not be treated as a transfer by an Affected Holder to an Affiliate of such Affected Holder for the purposes of this sub-paragraph (ii) until such evidence has been produced to the Directors.

(N)

Notwithstanding any other provision of these Articles, the Directors shall not be obliged to serve any notice required under this Article upon any person if they do not know either his identity or address.  The absence of service in such circumstances as aforesaid and any accidental error in or failure to give any notice to any person upon whom notice is required to be served under this Article shall not prevent the implementation of or invalidate any procedure under this Article.

(O)

For the purposes of this Article a person who has an Interest in Shares the registered holder of which is a Stock Exchange Nominee (other than an Interest arising solely as a result of a Stock Exchange Nominee being the registered holder of such Shares) shall not (in the absence of any other reason why he should be so treated) be deemed to have an Interest in the remainder of the Shares held by such Stock Exchange Nominee.

(P)

Any resolution, decision, determination or exercise of any discretion or power by the Directors pursuant to this Article 41 shall be final and conclusive and they shall not be obliged to give any reasons therefor.  The Directors shall be under no liability to the Company or any other person, so long as they act in good faith, for any failure to exercise any of the powers exercisable by them pursuant to this Article or for any erroneous determination made by them in exercise of their powers pursuant to this Article. Any disposal or transfer made, or other thing done, by or on behalf of, or on the authority of the Directors or any of them pursuant to this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge on any ground whatsoever.  Without prejudice to the generality of the foregoing, the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or any other person for failing to treat any Share as an Affected Share or any person as an Affected Holder in accordance with the provisions of this Article and neither shall any of the Directors be liable to the Company or any other person if, having acted reasonably and in good faith, they determined erroneously that any Share is a Affected Share or any person is an Affected Holder or, on the basis of such determination or resolution of the Directors, they perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under Article 41 in relation to such Share.

(Q)

The provisions of Articles 125 to 131 shall apply, mutatis mutandis, to service of notices upon any Member pursuant to this Article.  Any notice required by this Article to be served upon a person who is not a Member or upon a person who is a Member but to whom Article 127 applies shall be deemed validly served if it is sent through the post in a pre-paid cover addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the Directors believe him to be resident or carrying on business.  Service shall in such a case be deemed to be effected at the expiration of twenty-four hours (or, where second class mail is employed, forty-eight hours) after the time when the cover containing the same is posted and in proving such service it shall be sufficient that such cover was properly addressed, stamped and posted.

(R)

At any time when the Directors have resolved to specify a Permitted Maximum or deal with any Shares as Restricted Shares (other than on the first occasion when they resolve to specify a Permitted Maximum following the adoption of these Articles) they shall publish in at least one national newspaper in the State (and in a newspaper in any other country in which Shares or Depositary Receipts evidencing Depositary Shares are, at the instigation of the Company, listed, quoted or dealt in on any stock exchange) notice of such resolution and of any Permitted Maximum which has been specified, together with a statement of the provisions of this Article which can apply to Restricted Shares and the name of the person or persons who will answer enquiries relating to Restricted Shares on behalf of the Company.  At other times the Directors shall from time to time so publish information as to the number of Shares particulars of which have been entered in the Separate Register.

(S)

The Directors shall not be required to make the Separate Register available for inspection by  any person but shall provide persons who make enquiries which the Directors determine in their sole discretion to be bona fide with information as to the aggregate number of Shares of which particulars are from time to time entered in the Separate Register.

(T)

The Directors may determine that a different definition of the term "EU National" shall apply for the purposes of these Articles, where they have obtained written confirmation from an appropriate governmental or regulatory body and such other confirmations as they require that such determination will not adversely affect the ability of the Directors to ensure compliance with any applicable law or regulation by exercising the powers conferred on them pursuant to these Articles following such determination.

Part VIII - Transmission of Shares

42.

Death of Member

If a Member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the Company as having any title to his interest in the Shares; but nothing herein contained shall release the estate of a deceased Member from any liability in respect of any Share which had been jointly held by him.

43.

Transmission on death or bankruptcy

A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the Share or to have some person nominated by him registered as the transferee.  If he elects to become the Holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the Share to that person.  All of the provisions of these Articles relating to the transfer of Shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

44.

Rights before registration

A person becoming entitled to a Share by reason of the death or bankruptcy of a Member (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the Share) shall (notwithstanding that he is not entered on the Register as the holder of the Share) have the rights to which he would be entitled if he were the Holder of the Share, except that, before being registered as the Holder of the Share, he shall not be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the Holders of any class of Shares in the Company, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the Share until the requirements of the notice have been complied with.

Part IX - Alteration of Share Capital

45.

Increase of capital

(a)

The Company from time to time by ordinary resolution may increase the share capital by such sum, to be divided into Shares of such amount, as the resolution shall prescribe.

(b)

Subject to the provisions of the Acts, the new Shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such Shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the Company and with a special, or without any, right of voting.

(c)

Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new Shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

46.

Consolidation, sub-division and cancellation of capital

The Company, by ordinary resolution, may:-

(a)

consolidate and divide all or any of its share capital into Shares of larger amount;

(b)

subject to the provisions of the Acts, subdivide its Shares, or any of them, into Shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived (and so that the resolution whereby any Share is sub-divided may determine that, as between the Holders of the Shares resulting from such sub-division, one or more of the Shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the Company has power to attach to unissued or new Shares); or

(c)

cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the Shares so cancelled.

47.

Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of Shares any Members would become entitled to fractions of a Share, the Directors may sell, on behalf of those Members, the Shares representing the fraction for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

48.

Reduction of capital

The Company, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

49.

Purchase of own Shares

Subject to the provisions of the Acts and to any rights conferred on the Holders of any class of Shares, the Company may purchase all or any of its Shares of any class (including any redeemable Shares).  Every contract for the purchase of, or under which the Company may become entitled or obliged to purchase, Shares in the Company shall be authorised by a special resolution of the Company.  Neither the Company nor the Directors shall be required to select the Shares to be purchased rateably or in any particular manner as between the Holders of Shares of the same class or as between them and the Holders of Shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of Shares.  Subject as aforesaid, the Company may cancel any Shares so purchased or may hold them as treasury Shares and issue any such treasury Shares as Shares of any class or classes or cancel them.  Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of Shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

Part XX - General Meetings

50.

Annual general meetings

The Company shall hold in each year a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it.  Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next.

51.

Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

52.

Convening general meetings

The Directors may convene general meetings.  Extraordinary general meetings may also be convened by the Directors on such requisition, or in the event of default by the Directors may be convened by such requisitionists and in such manner, as may be provided by the Acts.  If at any time there are not within the State sufficient Directors capable of acting to form a quorum, any Director or any two Members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

53.

Notice of general meetings

(a)

Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days' notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days' notice.

(b)

Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a Member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a Member of the Company.  It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re- appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting.  Subject to any restrictions imposed on any Shares, the notice shall be given to all the Members and to the Directors and the Auditors.

(c)

The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)

Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than such number of days as the Acts permit before the meeting at which it is moved, and the Company shall give to the Members notice of any such resolution as required by and in accordance with the provisions of the Acts.

(e)

The Directors may, for the purpose of controlling the level of attendance at any place specified for the holding of a general meeting, from time to time make such arrangements whether involving the issue of tickets (on a basis intended to afford to all Members otherwise entitled to attend such meeting an equal opportunity of being admitted to the meeting) or the imposition of some random means of selection or otherwise as they shall in their absolute discretion consider to be appropriate, and may from time to time vary any such arrangements or make new arrangements in place therefor and the entitlement of any Member or proxy to attend a general meeting at such place shall be subject to any such arrangements as may be for the time being in force and by the notice of meeting stated to apply to that meeting.  In the case of any general meeting to which such arrangements apply the Directors shall, and in the case of any other general meeting the Directors may, when specifying the place of the general meeting, direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside ("the Principal Place") and make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded therefrom under the provisions of this Article or who wish to attend at any of such other places provided that persons attending at the Principal Place and at any of such other places shall be able to see and hear and be seen and heard by persons attending at the Principal Place and at such other places.  Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner aforesaid at such other places provided that they shall operate so that any such excluded members as aforesaid are able to attend at one of such other places.  For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the Principal Place.

Part XI - Proceedings at General Meetings

54.

Quorum for general meetings

(a)

No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as provided in relation to an adjourned meeting, three Members, present in person or by proxy, entitled to vote upon the business to be transacted, shall be a quorum.

(b)

If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine.  If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting, if convened otherwise than by resolution of the Directors, shall be dissolved, but if the meeting shall have been convened by resolution of the Directors, two persons entitled to be counted in a quorum present at the meeting shall be a quorum.

55.

Special business

All business shall be deemed special that is transacted at an extraordinary general meeting.  All business that is transacted at an annual general meeting shall also be deemed special with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

56.

Chairman of general meetings

(a)

The chairman of the board of Directors or, if such person is not an EU National or in his absence, the deputy chairman (if any) or, if such person is not an EU National or in his absence, some other Director who is an EU National nominated by the Directors shall preside as chairman at every general meeting of the Company.  If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he shall be chairman.

(b)

If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall choose one of the Members personally present (who must be an EU National) to be chairman of the meeting.

57.

Directors' and Auditors' right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a Member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of Shares in the Company.  The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

58.

Adjournment of general meetings

The Chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors.  When a meeting is adjourned for fourteen days or more or sine die, at least seven Clear Days' notice shall be given, in the same manner as it was given for the meeting, specifying the time and place of the adjourned meeting and the general nature of the business to be transacted.  Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

59.

Determination of resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded.  Unless a poll is so demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.  The demand for a poll may be withdrawn before the poll is taken but only with the consent of the Chairman, and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

60.

Amendments to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

61.

Entitlement to demand poll

Subject to the provisions of the Acts, a poll may be demanded:-

(a)

by the chairman of the meeting;

by at least three Members present (in person or by proxy) having the right to attend and vote at the meeting;

(c)

by any Member or Members present (in person or by proxy) representing in aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or

(d)

by a Member or Members present (in person or by proxy) holding Shares in the Company conferring the right to attend and vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the Shares conferring that right.

62.

Taking of a poll

(a)

Save as provided in paragraph (b) of this Article, a poll shall be taken in such manner as the Chairman directs and he may appoint scrutineers (who need not be Members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

(b)

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time (not being more than thirty days after the poll is demanded) and place as the chairman of the meeting may direct.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(c)

No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken.

63.

Votes of Members

Votes may be given either personally or by proxy.  Subject to any rights or restrictions for the time being attached to any class or classes of Shares and to the provisions of Article 41, on a show of hands every Member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every Member shall have one vote for every Share carrying voting rights of which he is the Holder.

64.

Chairman's casting vote

Where there is an equality of votes, whether on a show of hands or on a poll the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote in addition to any other vote he may have.

65.

Voting by joint Holders

Where there are joint Holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such Share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the Share.

66.

Voting by incapacitated Holders

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote pursuant to this Article shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

67.

Default in payment of calls

Unless the Directors otherwise determine, no Member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of Shares in the Company, either in person or by proxy, or to exercise any privilege as a Member in respect of any Share held by him unless all moneys then payable by him in respect of that Share have been paid.

68.

Restriction of voting and other rights

(a)

If at any time the Directors shall determine that a Specified Event (as defined in paragraph (h)) shall have occurred in relation to any Share or Shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the expiry of a period of 14 days following the service of any such notice (in these Articles referred to as a "Restriction Notice") and for so long as such Restriction Notice shall remain in force, no Holder or Holders of the Share or Shares specified in such Restriction Notice ("the Relevant Shares") shall be entitled to attend or vote at any general meeting, either personally or by proxy in respect of such Relevant Shares; and the Directors shall, where the Restricted Shares represent not less than 0.25 per cent. of the total number of issued Shares of the same class of Shares as the Relevant Shares, be entitled:

(i)

to withhold payment of any dividend or other amount payable in respect of the Relevant Shares without any liability to pay interest thereon when such money is paid to the Member; and/or

(ii)

to refuse to register any transfer of the Relevant Shares (other than a transfer made as part of a sale to a bona fide unconnected third party where evidence that such is the case has been provided to the Directors upon a request being made by them in writing to the Holder or Holders of the Relevant Shares) or any renunciation of or any allotment of new Shares or debentures made in respect thereof.

(b)

A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours after the Holder or Holders concerned or any other relevant person shall have remedied the default by virtue of which the Specified Event shall have occurred;

(c)

A Restriction Notice shall automatically cease to have effect in respect of any Share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the Share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the Share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(d)

The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of Shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(e)

Where dividends or other payments are not paid as a result of restrictions imposed on Relevant Shares, such dividends or other payments shall accrue and shall be payable (without interest) upon the cancellation of the Restriction Notice.

(f)

Any determination of the Directors and any notice or request served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any Share and the validity of any notice or request served by the Directors in pursuance of this Article shall not be questioned by any person.

(g)

If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any Shares, such Holder or Holders shall be issued with any further Shares as a result of such Holder or Holders not renouncing any allotment of Shares made to him or them pursuant to a capitalisation issue under Articles 122 to 124, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further Shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further Shares.

(h)

For the purpose of these Articles the expression "Specified Event" in relation to any Share shall mean either of the following events:-

(i)

the failure by the Holder or Holders thereof to pay any call or instalment of a call in the manner and at the time appointed for payment thereof; or

(ii)

the failure by the Holder thereof or any of the Holders thereof or any other relevant person to comply, to the satisfaction of the Directors, with all or any of the terms of Section 81 of the 1990 Act and/or Article 7 in respect of any notice or notices given to him or any of them thereunder.

69.

Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid.  Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

70.

Appointment of proxy

Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf.  The instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. The signature on such instrument need not be witnessed.  A body corporate may execute a form of proxy under its common seal or under the hand of a duly authorised officer thereof.  A proxy need not be a Member of the Company.  No instrument of proxy shall be valid after twelve months have elapsed from the date named in it as the date of its execution.

71.

Bodies corporate acting by representatives at meetings

Any body corporate which is a Member of the Company may by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual Member of the Company.

72.

Deposit of proxy instruments

The instrument appointing a proxy and any authority under which it is executed or a copy of such authority, certified notarially or in some other way approved by the Directors, shall be deposited at the Office or (at the option of the Member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting not less than forty-eight hours before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid.  Provided that:-

(a)

in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was demanded, it shall be sufficient if the instrument of proxy and any such authority and certification thereof as aforesaid is lodged with the Secretary at the commencement of the adjourned meeting or the taking of the poll; and

(b)

an instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require to be delivered again for the purposes of any subsequent meeting to which it relates.

73.

Effect of proxy instruments

Deposit of an instrument of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof.  The instrument appointing a proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates and shall be deemed to include the right to demand or join in demanding a poll.

74.

Effect of revocation of proxy or of authorisation

(a)

A vote given or poll demanded in accordance with the terms of an instrument of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal or the revocation of the instrument of proxy or of the authority under which the instrument of proxy was executed or of the resolution authorising the representative to act or transfer of the Share in respect of which the instrument of proxy or the authorisation of the representative to act was given, provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used or at which the representative acts.

(b)

The Directors may send, at the expense of the Company, by post or otherwise, to the Members instruments of proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.  If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all (and not to some only) of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.  The accidental omission to issue the instruments herein referred to, or the non-receipt of any such invitation by any Member entitled to receive such invitation shall not invalidate the proceedings at any such meeting.

Part XII - Directors

75.

Number of Directors

(a)

Unless otherwise determined by the Company in General Meeting the number of Directors shall not be more than fifteen nor less than three.  The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment.  If there be no Director or Directors able or willing to act then any two Members may summon a general meeting for the purpose of appointing Directors.  Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these Articles) only until the conclusion of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the Directors who are to retire by rotation at such meeting.

(b)

A majority of the Directors shall at all times be EU Nationals and the Directors shall procure that, at all times, all executive Directors and the chief executive officer of the Company are EU Nationals.

Share qualification

76.

A Director shall not require a Share qualification.

77.

Ordinary remuneration of Directors

The ordinary remuneration of the Directors shall be determined from time to time by an ordinary resolution of the Company and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office.

78.

Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman) or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

79.

Expenses of Directors

The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of Shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

80.

Alternate Directors

(a)

Any Director may appoint by writing under his hand any person (including another Director) to be his alternate provided always (i) that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors and (ii) that any Director who is an EU National may only appoint a person who is an EU National as his alternate.

(b)

An alternate Director shall be entitled, subject to his giving to the Company an address within the State, the United Kingdom or the United States of America, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor  as a Director (other than the right to appoint an alternate hereunder).

(c)

Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.  The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)

A Director may revoke at any time the appointment of any alternate appointed by him.  If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment.

(e)

Any appointment or revocation pursuant to this Article 80 may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

Part XIII - Powers of Directors

81.

Directors' powers

Subject to the provisions of the Acts, the Memorandum of Association of the Company and these Articles and to any directions by the Members given by ordinary resolution, not being inconsistent with these Articles or with the Acts, the business of the Company shall be managed by the Directors who may do all such acts and things and exercise all the powers of the Company as are not by the Acts or by these Articles required to be done or exercised by the Company in general meeting.  No alteration of the Memorandum of Association of the Company or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.  The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

82.

Power to delegate

Without prejudice to the generality of the last preceding Article, the Directors may delegate (with power to sub- delegate) any of their powers to any Managing Director or any other Director holding any other executive office and to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors.  Insofar as any such power or discretion is delegated to a committee any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such a committee.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked.  Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

83.

Appointment of attorneys

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit.  Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

84.

Local management

Without prejudice to the generality of Articles 82 and 83 the Directors may establish any committees, local boards or agencies for managing any of the affairs of the Company, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

85.

Borrowing powers

The Directors may exercise all the powers of the Company to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof subject to Part III of the 1983 Act and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

86.

Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

87.

Provision for employees

The Directors may exercise any power conferred by the Acts to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or any part of the undertaking of the Company or that subsidiary.

Part XIV - Appointment and Retirement of Directors

88.

Retirement by rotation

(a)

At each annual general meeting of the Company one third of the Directors who are subject to retirement by rotation, rounded down to the next whole number if it is a fractional number, shall retire from office, but if there is only one Director who is subject to retirement by rotation then he shall retire.

(b)

The Directors, (including any Directors holding executive office pursuant to these Articles) to retire by rotation shall be those who have been longest in office since their last appointment or reappointment but as between persons who became or were last reappointed Directors on the same day those to retire shall be determined (unless they otherwise agree among themselves) by lot.

(c)

A Director who retires at an annual general meeting may be reappointed, if willing to act.  If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

(d)

Notwithstanding any other provision of this Article 88, if any of the Directors who are Directors of the Company on the date of adoption of these Articles retires prior to or at the Third Annual General Meeting held following the date of adoption of these Articles, other than in accordance with the provisions of this Article 88 (a "Retiring Director"), any Director appointed to replace any such Director or, for the avoidance of doubt, any Director taking the place on the Board originally held by a Retiring Director (in each case a "Substitute Director") shall be deemed to have been appointed a Director of the Company on the date on which the Retiring Director was appointed a Director of the Company, solely for the purpose of determining which of the Directors are to retire by rotation in accordance with the provisions of this Article 88.  If no Director is appointed to replace any such Retiring Director or any Substitute Director then, notwithstanding that no such Director is appointed, none of the Directors of the Company on the date of adoption of these Articles shall be required to retire in accordance with the provisions of this Article 88 at an earlier date than he could otherwise have been required to retire had such Retiring Director not retired and the number of Directors to retire at any annual general meeting in accordance with the provisions of this Article 88 shall accordingly be reduced, if necessary.  The terms of this Article 88(d) shall cease to apply following the Third Annual General Meeting held following the date of adoption of these Articles.

(e)

Notwithstanding any of the foregoing provisions of this Article 88, in order to ensure that all of the Directors have been subject to retirement by rotation at one of any three consecutive Annual General Meetings of the Company, any Directors who has not been subject to retirement by rotation at either of the two previous Annual General Meetings of the Company shall retire at the third of such Annual General Meetings.

89.

Deemed reappointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy, the retiring Director, if willing to act, shall be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

90.

Eligibility for appointment

No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless he is recommended by the Directors or, not less than seven nor more than forty two Clear Days before the date appointed for the meeting, a notice executed by a Member entitled to vote at the meeting has been given to the Company of the intention to propose that person for appointment stating the particulars which would be required, if he were so appointed, to be included in the Company's register of Directors together with notice executed by that person of his willingness to be appointed.  No Director shall be required to retire on account of age.

91.

Appointment of additional Directors

Subject as aforesaid, the Company by ordinary resolution may appoint a person to be a Director either to fill a vacancy or as an additional Director and may also determine the rotation in which any additional Directors are to retire.

The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these Articles as the maximum number of Directors.  A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.  If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.

Part XV - Disqualification and Removal of Directors

92.

Disqualification of Directors

The office of a Director and, in the case of (f) the office of the Chairman, shall be vacated ipso facto if:-

(a)

he ceases to be a Director by virtue of any provision of the Acts or he becomes prohibited by law from being a Director;

(b)

he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)

in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)

(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the Company;

(e)

he is convicted of an indictable offence, unless the Directors determine otherwise;

(f)

the Directors resolve to remove him pursuant to Article 41;

(g)

he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate director (if any) shall not have attended any such meeting in his place during such period and the Directors pass a resolution that by reason of such absence he has vacated office;

(h)

he is removed from office by notice in writing served upon him signed by all his co-directors; if he holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company.

93.

Removal of Directors

The Company, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead.  The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director.  Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that of Director.

Part XVI - Directors' Offices and Interests

94.

Executive offices

(a)

The Directors may appoint one or more of their body to the office of Managing Director or to any other executive office under the Company (including, where considered appropriate, the office of the Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)

A Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or in any combination of the foregoing as the Directors may determine.

(c)

The appointment of any Director to the office of Chairman or Managing Director shall determine automatically if he ceases to be a Director (other than where he is re-appointed as a Director at an Annual General Meeting of the Company having retired by rotation in accordance with these Articles) but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(d)

The appointment of any Director to any other executive office shall not determine automatically if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(e)

A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the Company, on such terms as to remuneration and other-wise as the Directors shall arrange.

95.

Disclosure of interests by Directors

A Director or shadow director of the Company who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall comply with the provisions of Section 194 of the 1963 Act with regard to the disclosure of such interest by declaration.

96.

Directors' interests

(a)

A Director notwithstanding his office but subject to his having disclosed any interest which he is required to disclose whether by these Articles or the Acts in accordance with these Articles or the Acts as the case may be:-

(i)

may be a party to, or otherwise interested in, any transaction or arrangement with the Company or any subsidiary or Associated Company thereof or in which the Company or any subsidiary or Associated Company thereof is otherwise interested;

(ii)

may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company or any subsidiary or Associated Company thereof is otherwise interested; and

(iii)

shall not be accountable, by reason of his office, to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

(b)

No Director or intended Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other company in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason solely of such Director holding that office or of the fiduciary relationship thereby established.  The nature of a Director's interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract or arrangements at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)

A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose.  Such book shall be open for inspection without charge by any Director, Secretary, Auditor or Member of the Company at the Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)

For the purposes of this Article:-

(i)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons or company is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified with the relevant party; and

(ii)

an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

97.

Restriction on Directors' voting

(a)

Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly or together with any person or persons connected with him an interest which is material or a duty which conflicts or may conflict with the interests of the Company. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)

A Director shall be entitled (unless he has some material interest or duty which conflicts or may conflict with the interests of the Company which is not indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:-

(i)

the giving of any security, guarantee or indemnity to him in respect of money lent by him to the Company or any of its subsidiary or Associated Companies or obligations incurred by him on behalf of the Company or any of its subsidiaries at the request of or for the benefit of the Company or any of its subsidiary or Associated Companies;

(ii)

the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary or Associated Companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)

any proposal concerning any offer of Shares or debentures or other securities of or by the Company or any of its subsidiary or Associated Companies for subscription, purchase or exchange in which offer he is entitled to participate as a holder of Shares, debentures or other securities or in which he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)

any proposal concerning any other company in which he is interested, directly or indirectly or together with any person or persons connected with him and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested, directly or indirectly in one per cent. or more of the issued shares of any class of such company or of the voting rights available to members of such company (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

(v)

any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities which does not award the Director any privilege or benefit not generally awarded to the employees to whom such arrangement or scheme relates;

(vi)

any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the Company and/or any subsidiary thereof to acquire Shares in the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries which does not award the Director any privilege or benefit not generally awarded to the employees to whom such scheme or arrangement relates; or

(vii)

any proposal concerning the giving of any indemnity pursuant to Article 139 or the discharge of the cost of any insurance cover to be arranged in connection therewith.

(c)

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting  thereon), shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)

If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director's interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fully and fairly disclosed; provided that, if such question arises in relation to the chairman of the meeting, he shall temporarily vacate the chair.

(e)

For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director.

(f)

The Company by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

98.

Entitlement to grant pensions

The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the Company or to any person who holds or has held any employment with the Company or with any body corporate which is or has been a subsidiary of or an Associated Company of the Company or a predecessor in business of the Company, any subsidiary of the Company or of any such Associated Company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder.  The Directors may pay out of the funds of the Company any premiums, contributions or sums payable by the Company under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

Part XVII - Proceedings of Directors

99.

Convening and regulation of Directors' meetings

(a)

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being a resident of the State, is for the time being absent from the State.  At least seven days notice must be given to each Director of a meeting of the Directors.

(b)

Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is in writing and is either given to him or is sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Company for this purpose.

100.

Quorum for Directors' meetings

(a)

Subject to Article 100(d), the quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three. A person who holds office only as an alternate director shall, if his appointer is not present, be counted in a quorum but notwithstanding that such person may act as alternate director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(b)

Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and to be counted in the quorum until the termination of the meeting provided no other Director objects and provided also that otherwise a quorum of Directors would not be present.

(c)

The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.

(d)

(i)

Until the Fourth Annual General Meeting of the Company held following the date of adoption of these Articles, the meetings of the Board of Directors of the Company shall not be quorate unless any one of David Bonderman, Jeffrey Shaw or Richard Schifter or any alternate Director of any such party appointed in accordance with these Articles of Association attends or such parties consent to the meeting being held notwithstanding that none of them are present, provided however that if any meeting of the Board of Directors is deemed inquorate because of the application of this Article 100(d), this Article 100(d) shall not apply to the next following meeting of the Board of Directors.  If either David Bonderman, Jeffrey Shaw or Richard Schifter ceases to be a Director of the Company the reference to him in this Article 100 shall be deemed to be deleted automatically.

(ii)

Notwithstanding any other provision of this Article 100, a meeting of the Board of Directors of the Company shall not be quorate unless a majority of the Directors present are EU nationals.

101.

Voting at Directors' meetings

(a)

Questions arising at any meeting of Directors shall be decided by a majority of votes.  Where there is an equality of votes, the chairman of the meeting shall not have a second or casting vote.

(b)

Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence.  Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director giving such authority.  The authority must be delivered to the Secretary prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another director pursuant to this paragraph if the other Director shall have appointed an alternate director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.

102.

 Electronic Meetings

(a)

All or any of the directors, or all or any of the members of a committee of   directors (a “Committee”), can take part in a meeting of the directors, or of a Committee as the case may be, by the use of conference telephone, video-conferencing or other telecommunications equipment designed to allow all persons participating to hear each other and speak (an “Electronic Meeting”).

(b)

A person taking part in this way will be counted as being present at the meeting, and an Electronic Meeting will be considered to be a meeting of directors, or of a Committee as the case may be, for the purpose of passing resolutions but not for doing any other act or thing which, under specific requirements of the Acts, must be done at a meeting of directors.

(c)

A person may not cease to take part in an Electronic Meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting and a person shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting.

(d)

An electronic meeting shall be deemed to take place where the largest group of those participating is assembled, or if there is no such group, where the chairman of the meeting is present.

(e)

The provisions of these regulations, in so far as they relate to the summoning of meetings of directors or of Committees, the appointment and powers of a chairman, the transaction of business, alternates, quorum, voting, adjournment and the keeping of minutes, will apply to an Electronic Meeting as if it were a meeting of directors, or of a Committee as the case may be, at which all those taking part were in the physical presence of each other.

(f)

A minute of the proceedings of an Electronic meeting shall be     sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

103.

Chairman of the board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors may elect a chairman of their meetings and determine the period for which he is to hold office, but if no such chairman is elected or if at any meeting the chairman is unwilling to act or is not present within five minutes after the time appointed for holding the same the Deputy Chairman if any, shall be the chairman of the meeting or if he is unwilling to act or is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting.

104.

Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified to be a Director, had continued to be a Director and had been entitled to vote.

105.

Directors' resolutions or other documents in writing

A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors; duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by an alternate director need not also be signed by his appointer and, if it is signed by a Director who has appointed an alternate director, it need not be signed by the alternate director in that capacity.  Such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents.

Part XVIII - The Secretary

106.

Appointment of secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them.  Anything required or authorised by the Acts or these Articles to be done by or to the Secretary may be done by or to any assistant or acting Secretary or, if there is no assistant or acting Secretary readily available and capable of acting, by or to any officer or employee of the Company authorised generally or specially in that behalf by the Directors: Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.

Part XIX - The Seal

107.

Use of Seal

The Directors shall ensure that the Seal shall be used only by the authority of the Directors or of a committee authorised by the Directors.

108.

Seal for use abroad

The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

109.

Signature of sealed instruments

(a)

Subject as provided in paragraph (b) of this Article, every instrument to which the Seal shall be affixed shall, as part of the sealing process, be signed by at least one Director or other person duly authorised in that behalf by the Directors and by the Secretary or one of the persons authorised as aforesaid (who has not already signed) and, in favour of any purchaser or person dealing with the Company in good faith, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.

(b)

The Directors may by resolution determine, either generally or in any particular case, that in respect of certificates for Shares or debentures or other securities of the Company, the signature of any Director or of the Secretary or other person authorised by the Directors as aforesaid forming part of the sealing process may be applied or effected by non-autographic means, or that such certificates shall bear no signatures, and in favour of any registered holder or other person acquiring any such Shares or debentures or other securities in good faith a certificate executed in any of the modes of execution authorised herein shall be as valid and effective as if such certificate was issued under the Seal of the Company pursuant to these Articles.

Part XX - Dividends and Reserves

110.

Declaration of dividends

(a)

Subject to the provisions of the Acts, the Company by ordinary resolution may declare dividends in accordance with the respective rights of the Members, but no dividend shall exceed the amount recommended by the Directors.  Dividends may be declared or paid in any currency.

(b)

The Directors may at their discretion make provision to enable any Holder of Ordinary Shares as they shall from time to time determine to receive dividends duly declared in a currency or currencies other than Irish pounds.  For the purposes of the circulation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Directors as they shall consider appropriate ruling at the close of business in Dublin on the date which is the business day last preceding (a) in the case of a dividend to be declared by the Company in general meeting, the date on which the Directors publicly announce their intention to recommend that specific dividend and (b) in the case of any other dividend, the date on which the Directors publicly announce their intention to pay that specific dividend.

(c)

Where a Holder of Ordinary Shares has elected or agreed pursuant to provision made under these Articles to receive dividends in a currency other than Irish pounds the Directors may at their discretion make such arrangements as they deem necessary to enable payment of the dividend to be made to such Holders in such currency for value on the date on which the relevant dividend is paid, or such later date as the Directors may determine.

111.

 Scrip dividends

The Directors may, if authorised by an ordinary resolution of the Company, offer any Holders of Ordinary Shares the right to elect to receive Ordinary Shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Directors) of any dividend specified by the ordinary resolution.  The following provisions shall apply (subject always to the provisions of the Acts):

(a)

An ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period, but such period may not end later than the beginning of the annual general meeting next following the date of the meeting at which the ordinary resolution is passed.

(b)

The entitlement of each Holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo.  For this purpose, "relevant value" shall be calculated by reference to the average of the middle market quotations for the Company's Ordinary Shares on the Irish Stock Exchange as derived from the daily official list, on the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such manner as may be determined by or in accordance with the ordinary resolution.  A certificate or report by the auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount.

(c)

On or as soon as practicable after announcing that the Company is to declare or recommend any dividend, the Directors, if they intend to offer an election in respect of that dividend, shall also announce that intention, and shall after determining the basis of allotment, if they decide to proceed with the offer, notify the Holders of Ordinary Shares in writing of the right of election offered to them and specify the procedure to be followed and place at which, and the latest time by which elections must be lodged in order to be effective.  Any election by a holder of Ordinary Shares shall be binding on every successor in title to the Ordinary Shares in respect of which the election is made.

(d)

The Directors shall not proceed with any election unless the Company has sufficient unissued Shares authorised for issue and sufficient reserves or funds that may be capitalised to give effect to it after the basis of allotment is determined.

(e)

The Directors may exclude from any offer any Holders of Ordinary Shares where the Directors believe that the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been made ("the elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment calculated as stated.  For such purpose the Directors shall capitalise, out of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the elected Ordinary Shares on that basis and the provisions of Article 123 shall apply mutatis mutandis to any capitalisation made pursuant to this Article.

(g)

The additional Ordinary Shares when allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue except that they will not be entitled to participation in the relevant dividend.

(h)

(i)

The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power for the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby, in whole or in part, the fractional entitlements are disregarded and, the benefit of fractional entitlements accrues to the Company rather than to the Members concerned).  The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.  The Directors may, in their absolute discretion, if it shall in their opinion seem expedient, suspend or terminate (whether temporarily or otherwise) such right to elect and may do such acts and things considered necessary or expedient with regard to, or in order to effect, any such suspension or termination;

(ii)

Notwithstanding the foregoing, the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded.  The relevant dividend shall be payable wholly in cash if the Ordinary Shares of the Company cease to be listed or dealt in on any recognised stock exchange at any time prior to the due date of issue of the additional Ordinary Shares or, if such listing is suspended and not reinstated by the date immediately preceding the due date of such issue.

112.

Interim and fixed dividends

Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the Directors may declare and pay interim dividends on Shares which confer deferred or non-preferred rights with regard to dividend as well as on Shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any Shares or under any agreement to which the Company is a party, or otherwise) relating to the application, or the priority of application, of the Company's profits available for distribution or to the declaration or as the case may be the payment of dividends by the Company.  Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.  Provided the Directors act in good faith they shall not incur any liability to the Holders of Shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

113.

Payment of dividends

(a)

Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, such Share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a Share in advance of calls shall be treated as paid on a Share.

(b)

If several persons are registered as joint Holders of any Share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

114.

Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any Member in respect of a Share any moneys presently payable by him to the Company in respect of that Share.

115.

Dividends in specie

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up Shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution.  Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any Members upon the footing of the value so fixed and may vest any such specific assets in trustees.

116.

Payment of dividends by post

Any dividend or other moneys payable in respect of any Share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the Register or to such person and to such address as the Holder or joint Holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company.  Any joint Holder or other person jointly entitled to a Share as aforesaid may give receipts for any dividend or other moneys payable in respect of the Share.  The Directors may also, in circumstances which they consider appropriate, arrange for payment of dividends by electronic funds transfer, bank transfer or by any other method selected by the Directors from time to time and in such event the debiting of the Company's account in respect of the appropriate amount shall be deemed a good discharge of the Company's obligations in respect of any payment made by any such method.

117.

 Dividends not to bear interest

No dividend or other moneys payable by the Company on or in respect of any Shares shall bear interest against the Company unless otherwise provided by the rights attached to the Shares.

118.

Payment to Holders on a particular date

Any resolution declaring a dividend on Shares of any class, whether a resolution of the Company in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such Shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such Shares in respect of such dividend.  The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles.

119.

Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company.  The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.  Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

120.

Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the Company such sums as they think proper.  All sums standing to reserve may be applied from time to time at the discretion of the Directors for any purpose to which the profits of the Company may be properly applied and at the like discretion may be either employed in the business of the Company or invested in such investments as the Directors may lawfully determine.  The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine.  Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried.  The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.

Part XXI - Accounts

121.

Accounts

(a)

The Directors shall cause to be kept proper books of account, whether in the form of documents or otherwise, that:

(i)

correctly record and explain the transactions of the Company,

(ii)

will at any time enable the financial position of the Company to be determined with reasonable accuracy,

(iii)

will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts, and

(iv)

will enable the accounts of the Company to be readily and properly audited.

(b)

The books of account of the Company shall be kept on a continuous and consistent basis, that is to say, the entries therein shall be made in a timely manner and be consistent from one year to the next.

(c)

Proper books shall not be deemed to be kept if there are not kept such books of account as comply with the Acts and as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

(d)

The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(e)

In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(f)

A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors' report and Auditors' report shall be sent, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; and the required number of copies of these documents shall be forwarded at the same time to the appropriate sections of The Stock Exchanges.

(g)

Auditors shall be appointed and removed and their duties regulated in accordance with the Acts.

Part XXII - Capitalisation of Profits or Reserves

122.

Capitalisation of profits and reserves

Without prejudice to any powers conferred on the Directors by these Articles, the Company in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve fund or Share premium account) or to the credit of the profit and loss account be capitalised and applied on behalf of the Members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any Shares held by them respectively, or in paying up in full unissued Shares or debentures of the Company of a nominal amount equal to the sum capitalised (such Shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which such sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

123.

Capitalisation and use of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors as aforesaid, the Company in general meeting may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued Shares to be allotted as fully paid bonus Shares to those Members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

124.

Implementation of capitalisation issues

Whenever such a resolution is passed in pursuance of either of the two immediately preceding Articles, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid Shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of Shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the Shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the Members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further Shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing Shares and any agreement made under such authority shall be binding on all such Members.

Part XXIII - Notices

125.

Notices in writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing.

126.

Service of notices

(a)

A notice or document (including a Share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any Member by the Company:

(i)

by handing same to him or his authorised agent;

(ii)

by leaving the same at his registered address; or

(iii)

by sending the same by the post in a pre-paid cover addressed to him at his registered address.

(b)

Where a notice or document is given, served or delivered pursuant to sub paragraph (a)(i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or his authorised agent, or left at his registered address (as the case may be).

(c)

Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted.  In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)

Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

(e)

Without prejudice to the provisions of sub-paragraphs (a) (i) and (ii) of this Article, if at any time by reason of the suspension or curtailment of postal services within the State, the Company is unable effectively to convene a general meeting by notice sent through the post, a general meeting may be convened by a notice advertised on the same day in at least one leading national daily newspaper published in the State (and one national daily newspaper published in the United Kingdom and the United States of America) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day on which the said advertisement or advertisements shall appear.  In any such case the Company shall send confirmatory copies of the notice through the post to those Members whose registered addresses are outside the State (if or to the extent that in the opinion of the Directors it is practical so to do) or are in areas of the State unaffected by such suspension or curtailment of postal services and if at least ninety-six hours prior to the time appointed for the holding of the meeting the posting of notices to Members in the State, or any part thereof which was previously affected, has become practical in the opinion of the Directors, the Directors shall send forthwith confirmatory copies of the notice by post to such Members.  The accidental omission to give any such confirmatory copy of a notice of a meeting to, or the non-receipt of any such confirmatory copy by, any person entitled to receive the same shall not invalidate the proceedings at the meeting.

(f)

Notwithstanding anything contained in this Article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State.

127.

Notices to members

Any Member whose registered address is not within the State, the United Kingdom, the United States of America, the Channel Islands or the Isle of Man and who gives to the Company an address within any of the above territories at which notices may be served upon him shall be entitled to have notices served upon him at that address but unless he does so shall not be entitled to receive any notice from the Company.

128.

Service on joint Holders

A notice may be given by the Company to the joint Holders of a Share by giving the notice to the joint Holder whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

129.

Service on transfer or transmission of Shares

(a)

Every person who becomes entitled to a Share shall before his name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 68 unless, under the provisions of Article 68(c), it is a notice which continues to have effect notwithstanding the registration of a transfer of the Shares to which it relates.

(b)

Without prejudice to the provisions of these Articles allowing a meeting to be convened by newspaper advertisement, a notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose.  Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

130.

Signature to notices

The signature to any notice to be given by the Company may be written or printed.

131.

Deemed receipt of notices

A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

Part XXIV - Winding up

132.

Distribution on winding up

If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively.  And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively.  Provided that this Article shall not affect the rights of the Holders of Shares issued upon special terms and conditions.

133.

Distribution in specie

If the Company is wound up, the liquidator, with the sanction of a special resolution of the Company and any other sanction required by the Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members.  The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

Part XXV - Miscellaneous

134.

Minutes of meetings

The Directors shall cause minutes to be made of the following matters, namely:-

(a)

of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)

of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)

of all resolutions and proceedings of all meetings of the Company and of the Holders of any class of Shares in the Company and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the Chairman of the meeting at which the proceedings were held, or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minute without any further proof.

135.

Inspection

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members, not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Acts or authorised by the Directors or by the Company in general meeting.  No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it would be inexpedient in the interests of the Members of the Company to communicate to the public.

136.

 Secrecy

(a)

Every officer of the Company or other person employed in the business of the Company shall, when required by the Directors before entering upon his duties, sign a declaration pledging himself to observe a strict secrecy respecting the business of the Company and all transactions of the Company with its customers and the state of accounts with individuals, and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required to do so by the Directors or by any general meeting or by a court of law or by the person to whom such matters relate, and except so far as may be necessary in order to comply with any of the provisions of these Articles.

(b)

No member shall be entitled to require discovery of any information respecting any detail of the trading of the Company or any of its subsidiaries or any matter which is or may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company or any of its subsidiaries, and which, in the opinion of the Directors, it would be inexpedient in the interests of the members of the Company or any such subsidiary to communicate to the public.

137.

Destruction of records

The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address at any time after the expiration of two years from the date of recording thereof and all Share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation.  It shall be presumed conclusively in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every Share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company.  Provided always that:

(a)

the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)

nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)

references herein to the destruction of any document include references to the disposal thereof in any manner.

138.

Untraced Shareholders

The Company may sell any Shares in the Company on behalf of a Holder, or person entitled by transmission to, the Shares, if:-

(a)

the Shares have been in issue throughout the qualifying period and at least three cash dividends have become payable on the Shares during the qualifying period;

(b)

no cash dividend payable on the Shares has either been claimed by presentation to the paying bank of the relative cheque or warrant or been satisfied by the crediting of any account which the Holder has with the Company, whether in the sole name of such Holder or jointly with another person or persons, or by the transfer of funds to a bank account designated by the Holder of, or person entitled by transmission to, the Shares at any time during the relevant period;

(c)

the Company has not at any time during the relevant period received, so far as the Company at the end of the relevant period is then aware, any communication from the Holder of, or person entitled by transmission to, the Shares;

(d)

the Company has caused advertisements giving notice of its intention to sell the Shares to be published in a leading daily newspaper with a national circulation in the State and another in a newspaper circulating in the area of the address shown in the register of the Holder of, or person entitled by transmission to, the untraced Shares, and (in either such case) a period of three months has elapsed from the date of publication of the advertisement; and

(e)

the Company has given notice to the relevant departments of The Stock Exchanges of its intention to make the sale.

For the purposes of this Article:

"the qualifying period" means the period of twelve years immediately preceding the date of publication of the relevant advertisements referred to in sub-paragraph (d) above;

"the relevant period" means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (a) to (e) above have been satisfied.

For the purposes of sub-paragraph (c) above, a statutory declaration that the declarant is a Director of the Company or the secretary and that the Company was not aware at the end of the relevant period of having at any time during the relevant period received any communication from the Holder of, or person entitled by transmission to, the Shares shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Shares.

If, after the publication of the advertisement referred to in sub-paragraph (d) above but before the Company has become entitled to sell the Shares pursuant to this Article, the requirements of sub- paragraph (b) or (c) above cease to be satisfied, the Company may nevertheless sell those Shares after the requirements of sub-paragraphs (a) to (e) above have been satisfied afresh in relation to them.

If during any relevant period further Shares have been issued in right of those held at the beginning of that relevant period or of any previously so issued during that relevant period and all the requirements of sub- paragraphs (b) to (e) above have been satisfied in regard to the further Shares, the Company may also sell the further Shares.

The manner, timing and terms of any sale of Shares pursuant to this Article (including but not limited to the price or prices at which the same is made) shall be such as the Directors determine, based upon advice from such bankers, brokers or other persons as the Directors consider appropriate which are consulted by it for the purposes, to be reasonably practicable having regard to all the circumstances including the number of Shares to be disposed of and the requirement that the disposal be made without delay; and the Directors shall not be liable to any person for any of the consequences of reliance on such advice.

To give effect to any sale of Shares pursuant to this Article the Directors may take such steps as the Directors consider are necessary or desirable in order to effect such sale and, for this purpose, may authorise some person to transfer the Shares in question and may enter the name of the transferee in respect of the transferred Shares in the register notwithstanding the absence of any Share certificate being lodged in respect thereof and may issue a new certificate to the transferee and an instrument of transfer executed by that person or such other method of transfer as is employed by this person shall be as effective as if it had been executed or employed by the Holder of, or person entitled by transmission to, the Shares.  The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

The Company shall account to the Holder or other person entitled to such Shares for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person.  Moneys carried to such separate account may be either employed in the business of the Company or invested in such investments as the Directors may think fit, from time to time.

139.

Indemnity

Subject to the provisions of and so far as may be permitted by the Acts, every Director, Managing Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses, and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

To the extent permitted by law, the Directors may arrange insurance cover at the cost of the Company in respect of any liability, loss or expenditure incurred by any Director, officer or the Auditors in relation to anything done or alleged to have been done or omitted to be done by him or them as Director, officer or Auditors.

______________________________________________________________

Dated the [      ] day of [                       ]

Witness to the above signatures: [                       ]

Form Of Transferee Nationality Declaration

Declarations Regarding Nationality To Be Made

By Or On Behalf Of All Initial Purchasers And Transferees

The rights of Ryanair Limited (“Ryanair”), a wholly-owned subsidiary of Ryanair Holdings plc (“Holdings”), to operate as an air carrier could be withdrawn if Ryanair ceases to be a majority owned and effectively controlled by EU nationals.  Accordingly, the Articles of Association of Holdings contain powers which, inter alia, may be used to limit the number of or the exercise of voting and other rights attaching to shares in which non-EU nationals own interests or, if necessary, to require their compulsory disposal, or to restrict the transferability of such shares.

A share transfer cannot be registered unless the Declaration set forth below has been completed and furnished to the Registration Department of IRG CAPITA.  To complete this Declaration, a prospective transferee must:

(a)

check either (but not both) box A or box B, as appropriate;

(b)

sign this Declaration in the space provided; and

(c)

if the person signing this declaration is a stockbroker, bank manager, solicitor, or other agent for the prospective transferee, complete the “Declaration by Agent” on page 2 hereof.

ٱ  A.

I/We declare that the shares to be registered in my/our name(s) pursuant to the attached transfer are Affected Shares.

ٱ  B.

I/We hereby declare that the shares to be registered in my/our name(s) pursuant to the attached transfer are not “Affected Shares”.

For purposes of this Declaration:

(i)

an Affected Share is a share beneficially owned by a non-EU national or in which a non-EU national has an “interest”;

(ii)

a non-EU national means (a) an individual who is not a national of an EU Member State; (b) a corporation or similar non-corporate entity that is not incorporated or organized in an EU Member State or that does not have its center of management and control in an EU Member State; (c) a government or governmental department, agency or body of any non-EU country; or (d) a municipal, local, statutory or other authority or body in any non-EU country: and

(iii)

a beneficial owner is any person or entity that, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (x) voting power (including the power to exercise or direct the exercise of any voting rights attaching to the shares) or (y) investment power (including the power to dispose, or to direct the disposition of, such shares); and

(iv)

a person has an interest in shares if (a) a company is interested in them and (i) the company or its directors are accustomed to act in accordance with his instructions or (ii) he is entitled to exercise or control the exercise of 1/3 or more of the voting power at general meetings of the company (and for this purpose he is deemed to be able to exercise any voting power in any other company which such a company can exercise) (b) he has entered into a contract to purchase the shares or is entitled to exercise or control the exercise of any right attaching to the shares (or he has a right or is under an obligation that, if exercised or fulfilled, would so entitle him) (c) he is entitled to call for delivery of the shares or he is entitled or obliged to acquire an interest in the shares (or) (d) a spouse or child under the age of 18 years of such person is interested in the shares.

Date:_______________________

*Name of Transferee:	_____________	_____________	________________
	Surname	First Name	Middle Name(s)
Address:	_____________	_____________	_____________	____________
	No. and Street	Town or City	Post Code	Country

*Signature of Transferee: ____________________________

* Note if transferee is a corporate or similar entity, complete the following:

Name of Entity: _______________________________________

Name of Authorized Signatory: ___________________________

Title: ________________________________________________

Signature: ____________________________________________

This Declaration should normally be made by the person(s)  named in the accompanying transfer(s) as the transferee(s).  In the case of joint transferees, ALL must sign.  A corporation should either affix its seal or complete the form under the hand of a duly authorized official or agent, who should state his capacity.  Shares to be held by nominees must be considered held by the person for whom the nominee is acting if such person is the beneficial owner of such shares or has an interest in such shares, as described above.

If the completion of the Declaration by the transferee(s) would lead to undue delay, the Company will accept a Declaration made by the stockbroker, bank manager or solicitor, or by any other person duly authorized by Power of Attorney, in every case acting as the agent of the transferee(s).  In such cases, however, the following declaration must also be made:

DECLARATION BY  AGENT:  I/We, being the person(s) making the Declaration set out above as agent(s) for the person(s) named as transferee(s) in the accompanying form of transfer and whose name(s) is/are set out herein, represent and warrant that person(s) on whose behalf the Declaration is made is/are known to me/us and that I/we am/are duly authorized to make the said Declaration on behalf of such person(s) and that, having made such inquiries as I/we consider appropriate regarding the statements contained in such Declaration, such statements are correct to the best of my/our knowledge and belief.

Signature(s): ___________________________________  Date: ______________

Organisation: __________________________________

If signed by a stockbroker, bank manager of solicitor, give the name, address and telephone number of the person signing this form:

Full Name(s): ________________________________

Organisation:_________________________________

Address: ____________________________________

Telephone:___________________________________

*******

Holdings reserves the right to request a signed copy of the Power of Attorney or other documents establishing any agency relationship. The directors of Holdings reserve the right to be supplied with such evidence as they may require of the authority of any signatory on behalf of a transferee and to require such evidence or information as to any matters contained in this Declaration or as to any interest whatsoever held by any party in shares within the meaning of Chapter 2 of the Irish Companies Act, 1990. The Directors of Holdings will refuse to register a share transfer if such further evidence is not provided or given. If you are in any doubt as to how to complete the Declaration, or as to the definition of  Affected Shares, you should consult your lawyer or other professional adviser.

The registration of a share transfer following the completion of this Declaration and, where relevant, the provision by the transferee of such other evidence or information as the Directors may have required prior to such registration is without prejudice to the ability of the Directors of Holdings to exercise any or all of the powers exercisable by them pursuant to the Articles of Association of Holdings.  In particular the Directors have power to apply a broader definition of the term “Affected Share” pursuant to the Articles of Association of Holdings then is applied for the purposes of this Declaration and may adopt a form of nationality declaration in substitution for this Declaration from time to time.